UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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GLU MOBILE INC.

(Name of Registrant as Specified In Its Charter)

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GLU MOBILE INC.
45 Fremont Street, Suite 2800
San Francisco, California 94105

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of Glu Mobile Inc., a Delaware corporation (“Glu” or the “Company”), will be held on Thursday, June 2, 2011, at 10:00 a.m. Pacific Time, at 45 Fremont Street, San Francisco, California (the “Annual Meeting”). At the Annual Meeting, our stockholders will be asked to consider and vote upon:

1. The election of two Class I directors of Glu’s Board of Directors (the “Board”), each to serve until the Company’s annual meeting of stockholders to be held in 2014 and until his successor is elected and qualified, or until his death, resignation or removal.

2. Approval of an amendment to our 2007 Equity Incentive Plan to increase the number of shares that we may grant to an eligible participant under the 2007 Equity Incentive Plan during any calendar year.

3. An advisory vote on the compensation of Glu’s named executive officers.

4. An advisory vote regarding the frequency of future stockholder advisory voting on the compensation of Glu’s named executive officers.

5. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

6. Transaction of such other business as may properly come before the Annual Meeting or before any adjournments or postponements thereof.

Items 1 through 5 are more fully described in the attached proxy statement. We have not received notice of other matters that may be properly presented at the Annual Meeting.

Only stockholders of record of our common stock at the close of business on April 15, 2011 are entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please cast your vote, as instructed in the enclosed proxy statement as promptly as possible. You are encouraged to vote via the Internet or by telephone. It is convenient and saves the Company significant postage and processing costs.

By Order of the Board,

Scott J. Leichtner
Vice President, General Counsel and Secretary

San Francisco, California
April 22, 2011

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS:

The Company’s combined Proxy Statement for the 2011 Annual Meeting of Stockholders and the Annual Report to Stockholders for the fiscal year ended December 31, 2010 are also available online at www.glu.com/investors.

GLU MOBILE INC.

PROXY STATEMENT FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS

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PROPOSAL NO. 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION	51
PROPOSAL NO. 4 — ADVISORY VOTE ON THE FREQUENCY OF THE VOTE ON EXECUTIVE COMPENSATION	53
PROPOSAL NO. 5 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, PRICEWATERHOUSECOOPERS LLP, FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011	54
TRANSACTION OF OTHER BUSINESS	55
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	55

The information contained in the Compensation Committee Report and the Audit Committee Report of this proxy statement shall not be deemed to be “soliciting material,” to be “filed” with the Securities and Exchange Commission (“SEC”), or to be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

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GLU MOBILE INC.
45 Fremont Street, Suite 2800
San Francisco, California 94105

PROXY STATEMENT FOR THE
2011 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION ABOUT THE MEETING, MEETING MATERIALS, VOTING AND PROXIES

Date, Time and Place of Meeting

The Board of Directors (the “Board”) of Glu Mobile Inc., a Delaware corporation (“Glu,” the “Company,” “we,” “our” and similar terms), is asking for your proxy for use at the 2011 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournments or postponements thereof. We are holding the meeting on Thursday, June 2, 2011, at 10:00 a.m. Pacific Time, at our offices at 45 Fremont Street, San Francisco, California. This proxy statement and the accompanying proxy card are first being mailed to stockholders on or about April 26, 2011. The address of our principal executive offices is 45 Fremont Street, Suite 2800, San Francisco, California 94105.

Internet Availability of Proxy Materials

As we did last year, we are mailing printed proxy materials to our stockholders. In addition, you may access the proxy materials online at www.glu.com/investors.

Record Date; Outstanding Shares; Quorum

Only holders of record of our common stock at the close of business on April 15, 2011 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, there were 53,817,617 shares of our common stock outstanding and entitled to vote, held of record by 101 stockholders and held beneficially by hundreds of additional stockholders.

Pursuant to our Bylaws, a majority of the outstanding shares of common stock, present in person or by proxy, will constitute a quorum for the transaction of business. We must have a quorum to transact business at the Annual Meeting. Each of our stockholders is entitled to one vote for each share of common stock held as of the Record Date. For ten days before the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours at our principal executive offices at 45 Fremont Street, Suite 2800, San Francisco, California 94105.

Voting of Proxies; Revocation of Proxies; Votes Required

Stockholders are requested to complete, date, sign and return the accompanying proxy card in the enclosed postage-paid envelope. All properly executed, returned and unrevoked proxies will be voted in accordance with the instructions indicated thereon. Signed but unmarked proxies will be voted FOR each director nominee listed on the proxy card, FOR the approval of the amendment to our 2007 Equity Incentive Plan (the “2007 Plan”), FOR the compensation of our named executive officers, FOR the three-year frequency of future stockholder advisory voting on the compensation of our named executive officers and FOR the ratification of our independent registered public accounting firm for the fiscal year ending December 31, 2011. The Board does not know of, and does not intend to bring, any business before the Annual Meeting other than that referred to in this proxy statement and specified in the Notice of Annual Meeting. As to any other business that may properly come before the Annual Meeting, including any motion made for adjournment of the Annual Meeting (including for purposes of soliciting additional votes), signing and returning the proxy card will confer discretionary authority on the proxies (Niccolo M. de Masi and Eric R. Ludwig, who have been designated by the Board) to vote all shares covered by the proxy card in their discretion. Any stockholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by (1) filing a written notice of revocation with, or delivering a duly executed proxy bearing a later date to, the Corporate Secretary of Glu, 45 Fremont Street, Suite 2800, San Francisco, California 94105 or (2) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

Director elections (Proposal No. 1) and the advisory vote on the frequency of future stockholder voting on the compensation of our named executive officers (Proposal No. 4) will each be determined by a plurality of shares of common stock represented in person or by proxy and voting at the Annual Meeting. Approval of each of the proposal to approve an amendment to our 2007 Plan to increase the number of shares that we may grant to an eligible participant under the 2007 Plan during any calendar year (Proposal No. 2), the advisory vote on the compensation of our named executive officers (Proposal No. 3) and the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011 (Proposal No. 5) requires the affirmative vote of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting and entitled to vote on the matter.

Effect of Abstentions

If an executed proxy is returned and the stockholder has specifically abstained from voting on any matter, the shares represented by such proxy will be considered present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. As such, an abstention will have the effect of a vote against both approval of the amendment to our 2007 Plan (Proposal No. 2) and ratification of our independent registered public accounting firm (Proposal No. 5), but will have no effect on the election of the two Class I directors to our Board (Proposal No. 1), the advisory vote on the compensation of our named executive officers (Proposal No. 3) or the advisory vote regarding the frequency of future stockholder voting on the compensation of our named executive officers (Proposal No. 4).

Effect of “Broker Non-Votes”

If an executed proxy is returned by a broker, bank or other agent holding shares in street name that indicates that the broker does not have discretionary authority as to certain shares to vote on a proposal (“broker non-votes”), such shares will be considered present at the Annual Meeting for purposes of determining a quorum on all proposals, but will not be considered to be entitled to vote on and thus will have no effect on the outcome of such proposal.

Voting Electronically via the Internet or by Telephone

General Information for All Shares Voted via the Internet or by Telephone

Stockholders whose shares are registered in their own name may choose to grant a proxy to vote their shares either via the Internet or by telephone. The laws of Delaware, under which Glu is incorporated, specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspector of elections can determine that such proxy was authorized by the stockholder.

The Internet and telephone voting procedures set forth below, as well as on the enclosed proxy card, are designed to authenticate stockholders’ identities, to allow stockholders to grant a proxy to vote their shares and to confirm that stockholders’ voting instructions have been properly recorded. Stockholders granting a proxy to vote via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholder.

For Shares Registered in Your Name

Stockholders of record may go to http://www.voteproxy.com to grant a proxy to vote their shares via the Internet. They will be required to provide the control number contained on their proxy cards. The voter will then be asked to complete an electronic proxy card. Any stockholder using a touch-tone telephone may also grant a proxy to vote shares by calling 1-800-776-9437 from within the United States (1-718-921-8500 from outside of the United States) and following the recorded instructions.

You may use the Internet or your touch-tone telephone to vote your proxy 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time (8:59 p.m. Pacific Time) on June 1, 2011. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

For Shares Registered in the Name of a Broker or Bank

Most beneficial owners whose shares are held in street name receive voting instruction forms from their banks, brokers or other agents, rather than Glu’s proxy card.

If on the record date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other agent, then you are the beneficial owner of shares held in “street name” and these proxy materials have been forwarded to you by your broker, bank or other agent. The broker, bank or other agent holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting.

As a beneficial owner, you have the right to direct your broker, bank or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy issued in your name from your broker, bank or other agent.

Solicitation of Proxies and Expenses

We will bear the cost of the solicitation of proxies from our stockholders in the enclosed form. Our directors, officers and employees, without additional compensation, may solicit proxies by mail, telephone, letter, facsimile, electronically or in person. Following the original mailing of the proxies and other soliciting materials, we will request that brokers, custodians, nominees and other record holders forward copies of the proxy and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. In such cases, we will reimburse such record holders for their reasonable expenses incurred for forwarding such materials.

Voting Results

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by our Inspector of Elections and published in a Current Report on Form 8-K to be filed with the SEC within four business days of the Annual Meeting.

Delivery of Voting Materials to Stockholders Sharing an Address

To reduce the expense of delivering duplicate materials to stockholders sharing the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name will receive only one copy of the proxy materials sent to stockholders until such time as one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce duplicate mailings and save printing costs and postage fees, as well as natural resources.

Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

How to Obtain a Separate Set of Voting Materials

If you received a householded mailing this year, and you would like to have additional copies of the proxy materials mailed to you, please submit your request to Investor Relations, Glu Mobile Inc., 45 Fremont Street, Suite 2800, San Francisco, California 94105, or call (415) 800-6100. You may also contact us at the address or phone number above if you received multiple copies of the Annual Meeting materials and would prefer to receive a single copy in the future. If you would like to opt out of householding for future mailings, call (800) 542-1061 or send a written request to Investor Relations at the above address.

Annual Report on Form 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, including the financial statements, list of exhibits and any exhibit specifically requested, filed with the SEC is available without charge upon written request to: Corporate Secretary, Glu Mobile Inc., 45 Fremont Street, Suite 2800, San Francisco, California 94105.

PROPOSAL NO. 1

ELECTION OF CLASS I DIRECTORS

Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide for a classified Board, divided into three classes. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting will be elected for a term to expire at the third succeeding annual meeting. The individuals so elected will serve until their successors are elected and qualified.

This year the terms of our Class I directors, consisting of Hany M. Nada, Ellen F. Siminoff and Benjamin T. Smith, IV, will expire at the Annual Meeting. Ms. Siminoff has informed us that she does not intend to stand for re-election at the Annual Meeting. We do not intend to nominate a director to replace Ms. Siminoff on our Board and, as a result, our Board will be reduced from eight to seven members and the number of Class I directors will be reduced from three to two, effective immediately after the completion of the Annual Meeting. Consequently, our stockholders will be asked to vote on the election of two directors as Class I directors at the Annual Meeting.

The Board has nominated Hany M. Nada and Benjamin T. Smith, IV to serve as Class I directors for a three-year term that is expected to expire at Glu’s annual meeting in 2014, or until their earlier resignation or removal (the “Board’s Nominees”). Our Nominating and Governance Committee reviewed the qualifications of each of the Board’s Nominees and unanimously recommended to the Board that they be submitted for election. You can find the principal occupation and other information about the Board’s Nominees, as well as other Board members, below.

Two of our continuing directors are Class II directors, whose terms will expire at our 2012 annual meeting, and three of our continuing directors are Class III directors, whose terms will expire at our 2013 annual meeting.

The election of our Class I directors will be determined by the two nominees receiving the greatest number of votes from shares eligible to vote. Unless a stockholder signing a proxy withholds authority to vote for one or more of the Board’s Nominees in the manner described on the proxy card, each proxy received will be voted for the election of each of the Board’s Nominees. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for the nominee or nominees who shall be designated by the present Board to fill the vacancy. We are not aware that either of the Board’s Nominees will be unable or will decline to serve as a director.

There are no family relationships between any of our directors, nominees or executive officers. There are also no arrangements or understandings between any director, nominee or executive officer and any other person pursuant to which he or she has been or will be selected as a director and/or executive officer.

The Board recommends that stockholders vote “FOR” the election of
Hany M. Nada and Benjamin T. Smith, IV as Class I Directors.

Information Regarding Our Nominees and Directors

Nominees for Class I Directors (whose terms expire at the Annual Meeting)

Hany M. Nada (Age 42)
Managing Director, GGV Capital

Mr. Nada has served as one of our directors since April 2005. Mr. Nada co-founded GGV Capital (formerly Granite Global Ventures) in 2000 and has served as a Managing Director since its inception. He has also served as Managing Director and Senior Research Analyst at Piper Jaffray & Co., specializing in Internet software and e-infrastructure. Mr. Nada also serves on the boards of directors of Starcloud Media Co. Ltd., Vocera Communications, Inc. and WildTangent, Inc. Mr. Nada holds a B.S. in economics and a B.A. in political science from the University of Minnesota.

Mr. Nada’s experience in the venture capital industry, which includes a focus on software, wireless applications, and multimedia, his knowledge of the China market, the expertise and insights into high technology companies that he gained during his tenure as Managing Director and Senior Research Analyst at Piper Jaffray &

Co., his experience as a director of high technology companies and his relationship with entities owning a significant percentage of our common stock led the Board to conclude that he should serve as a director.

Benjamin T. Smith, IV (Age 43)
Chairman and Chief Executive Officer, WYBS, Inc. d/b/a MerchantCircle

Mr. Smith has served as one of our directors since November 2010. Mr. Smith has served as the Chairman and Chief Executive Officer of WYBS, Inc. d/b/a MerchantCircle, a leading social network of small business owners, since he co-founded the company in August 2004. Mr. Smith served as the Senior Vice President of Corporate Development and a strategic advisor to Borland Software, a vendor of Open Application Lifecycle Management solutions, from March 2005 to October 2007 and the Chief Executive Officer of and an advisor to CodeGear, a division of Borland, from November 2006 to October 2007. Mr. Smith previously co-founded Spoke Software, a provider of social networking software that connects business professionals, in 2002, and served as its Chief Executive Officer from 2002 to 2004. Mr. Smith also served the Bush Administration as the Senior Advisor for Strategy and Planning to the Secretary of Transportation from 2001 to 2002. Prior to then, Mr. Smith was a Vice President and Partner at the strategic consulting firm, A.T. Kearney, and Vice President, Venture Development at EDS after A.T. Kearney was purchased by EDS. Mr. Smith continues to serve as on the board of directors of Spoke Software, as well as an advisor or investor in several other private companies, and provides advisory services to a number of high-technology companies. He also advised and led the board of directors of Tapulous Inc., a mobile social gaming company, from its founding in 2009 until its sale to The Walt Disney Co. in July 2010. Mr. Smith holds a Master’s degree from Carnegie Mellon University’s Tepper School of Business and a Bachelor’s degree in Mechanical Engineering from the University of California at Davis.

Mr. Smith’s extensive experience in the social networking industry, which includes having co-founded two social networking companies, including MerchantCircle where he currently serves as the Chairman and Chief Executive Officer, and his experience as a director of high technology companies led the Board to conclude that he should serve as a director.

Continuing Class II Directors (whose terms expire at the 2012 Annual Meeting)

Matthew A. Drapkin (Age 38)
Partner, Becker Drapkin Partners

Mr. Drapkin has served as one of our directors since May 2010. Mr. Drapkin has been a partner at Becker Drapkin Partners, a private investment firm, since December 2009. Previously, Mr. Drapkin served as head of research, special situations, and private equity at ENSO Capital, a New York based hedge fund, from March 2008 to October 2009. From January 2003 to March 2008, Mr. Drapkin worked at MacAndrews & Forbes, a private equity firm, where he most recently served as the Senior Vice President, Corporate Development, responsible for sourcing, evaluating, and executing investment opportunities. Prior to MacAndrews, Mr. Drapkin served as general manager of two of Conde Nast publication’s wholly-owned Internet sites and as an investment banker at Goldman, Sachs & Co. Mr. Drapkin also serves on the board of directors of Hot Topic, Inc. and the Columbia Law School Board of Visitors. During the last five years, he also served as a director of Alloy, Inc. and Plato Learning, Inc. Mr. Drapkin has an M.B.A. in Finance from Columbia University School of Business, a J.D. from Columbia University School of Law and a B.A. in American History from Princeton University.

Mr. Drapkin’s investment banking and private equity firm experience, which has included investing in a number of high technology companies, his experience as a director of high technology companies and his relationship with entities owning a significant percentage of our common stock led the Board to conclude that he should serve as a director.

Ann Mather (Age 51)
Independent Director of and Advisor to Technology and Media Companies

Ms. Mather has served as one of our directors since September 2005. Since May 2004, Ms. Mather has served as an advisor to technology and media companies. From September 1999 to May 2004, Ms. Mather was the Executive Vice President and Chief Financial Officer for Pixar Animation Studios Inc. From 1992 to July 1999, she

held various executive positions at The Walt Disney Company, including Senior Vice President of Finance and Administration for its Buena Vista International Theatrical Division. Prior to then, she served in various roles with Alico, a division of AIG, Inc., Polo Ralph Lauren Europe’s retail operations, Paramount Pictures Corporation and KPMG in London. Ms. Mather also serves on the boards of directors of Google Inc., Netflix, Inc., MGM Holdings Inc., Ariat International, Moneygram International, Inc. and SmartPak Equine, LLC. During the last five years, she also served as a director of Central European Media Enterprises Ltd. Ms. Mather holds an M.A. from Cambridge University in England.

Ms. Mather’s experience as the Chief Financial Officer of two companies, including a publicly traded company, her international experience gained through several executive positions in Europe and her experience as a director of high technology companies led the Board to conclude that she should serve as a director. In addition, Ms. Mather served as the Chair of our Audit Committee from its formation in 2006 through January 2011, and our Board’s determination, in light of her experience as a principal financial officer and director overseeing or assessing the performance of companies and public accountants, that Ms. Mather is an “audit committee financial expert” lent further support to her financial acumen and qualifications for serving on our Board.

Continuing Class III Directors (whose terms expire at the 2013 annual meeting)

Niccolo M. de Masi (Age 30)
President, Chief Executive Officer and Director, Glu Mobile Inc.

Mr. de Masi has served as our President and Chief Executive Officer and as one of our directors since January 2010. Prior to joining Glu, Mr. de Masi was the Chief Executive Officer and President of Hands-On Mobile, a mobile technology company and developer and publisher of mobile entertainment, from October 2009 to December 2009, and previously served as the President of Hands-On Mobile from March 2008 to October 2009. Prior to joining Hands-On Mobile, Mr. de Masi was the Chief Executive Officer of Monstermob Group PLC, a mobile entertainment company, from June 2006 to February 2007. Mr. de Masi joined Monstermob in 2004 and, prior to becoming its Chief Executive Officer, held positions as its Managing Director and as its Chief Operating Officer where he was responsible for formulating and implementing Monstermob’s growth and product strategy. Prior to joining Monstermob, Mr. de Masi worked in a variety of corporate finance and operational roles within the technology, media and telecommunications (TMT) sector, beginning his career with JP Morgan on both the TMT debt capital markets and mergers and acquisitions teams in London. He has also worked as a physicist with Siemens Solar and within the Strategic Planning and Development divisions of Technicolor. Mr. de Masi holds an M.A. degree in Physics and an MSci. degree in Electronic Engineering — each from Cambridge University.

Mr. de Masi’s experience as our President and Chief Executive Officer, which gives him unique insights into our challenges, opportunities and operations, and his strong background of senior management and executive experience in the mobile gaming and content sectors led the Board to conclude that he should serve as a director.

William J. Miller (Age 65)
Independent Director of and Advisor to Technology Companies

Mr. Miller has served as one of our directors since January 2007, served as co-Chairman of our Board from July 2009 to January 2010 and has served as sole Chairman of our Board since January 2010. Mr. Miller also served as our interim President and Chief Executive Officer from December 2009 until Mr. de Masi assumed this position in January 2010. Mr. Miller has acted as an independent director and adviser to a number of technology companies since November 1999. From April 1996 until November 1999, Mr. Miller served as Chairman of the Board and Chief Executive Officer of Avid Corporation, a provider of digital tools for multimedia companies, where he also served as President from September 1996 to January 1999. Prior to then, he served as Chief Executive Officer and Chairman of the Board of Quantum Corporation, a data storage manufacturer. He previously held various positions in the data storage, information services and financial services businesses of Control Data Corporation, a computer and data services company. Mr. Miller also serves as a director of NVIDIA Corporation, Waters Corporation and Digimarc Corporation, and during the past five years has also served as a director of Overland Storage, Inc. and ViewSonic Corporation. Mr. Miller holds a B.A. in speech communications and a J.D. from the University of Minnesota.

Mr. Miller’s experience as the Chief Executive Officer of two publicly traded high technology companies and as a business consultant to technology companies, his experience as a director of high technology companies, and the insights into our business that he gained as our interim President and Chief Executive Officer and as both our co-Chairman and sole Chairman, led the Board to conclude that he should serve as a director.

A. Brooke Seawell (Age 63)
Venture Partner, New Enterprise Associates

Mr. Seawell has served on our Board since June 2006. Since January 2005, Mr. Seawell has served as a Venture Partner at New Enterprise Associates, focusing on software and semiconductor investments. From February 2000 to December 2004, he served as a Partner at Technology Crossover Ventures. Prior to joining TCV, Mr. Seawell worked in senior executive positions with NetDynamics, Inc., an application server software company, and Synopsys Inc., an electronic design automation software company. Mr. Seawell also serves on the boards of directors of NVIDIA Corporation, Informatica Corporation, SiliconBlue Technologies Corporation, SiTime Corporation and Telegent Systems. In addition, Mr. Seawell is an observer on the board of directors of Tabula Inc. Mr. Seawell also serves on the Management Board of the Stanford Graduate School of Business. Mr. Seawell holds a B.A. in economics from Stanford University and an M.B.A. from the Stanford Graduate School of Business.

Mr. Seawell’s more than 30 years of experience in technology finance and operations, including having served as Chief Financial Officer of two public companies, his experience in the venture capital industry and his experience as a director of high technology companies led the Board to conclude that he should serve as a director. In addition, our Board’s determination, in light of his experience as a principal financial officer and director overseeing or assessing the performance of companies and public accountants as described above, that Mr. Seawell is an “audit committee financial expert” lends further support to his financial acumen and qualifications for serving on our Board.

CORPORATE GOVERNANCE

Our Board has adopted Corporate Governance Principles that are designed to assist the Board in observing practices and procedures that serve the best interests of Glu and our stockholders. The Nominating and Governance Committee is responsible for overseeing these Corporate Governance Principles and periodically making recommendations to the Board regarding any changes. These Corporate Governance Principles address, among other things, our policy on succession planning and senior leadership development, retirement, Board performance evaluations, committee structure and stock ownership requirements.

We maintain a corporate governance page on our company website that includes key information about corporate governance matters, including copies of our Corporate Governance Principles, our Code of Conduct and Business Ethics for all employees, including the Company’s senior executive and financial officers, and the charter for each Board committee. The link to this corporate governance page can be found at www.glu.com/investors.

Board Responsibilities and Leadership Structure

Our Board oversees management’s performance on behalf of Glu’s stockholders. The Board’s primary responsibilities are to (1) select, oversee and determine compensation for our President and Chief Executive Officer who, with senior management, runs Glu on a day-to-day basis, (2) monitor management’s performance to assess whether Glu is operating in an effective, efficient and ethical manner to create value for Glu’s stockholders and (3) periodically review Glu’s long-range plans, business initiatives, capital projects and budget matters.

The Board and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time as appropriate. The Board held six meetings during fiscal 2010 and acted by unanimous written consent six times. The independent directors meet without management present at regularly scheduled executive sessions at each quarterly Board meeting and some special Board meetings. During 2010, the independent directors held executive sessions at four Board meetings. The Board has delegated certain responsibilities and authority to the committees described below. Committees report regularly to the full Board on their activities and actions.

The Board has designated Mr. Miller as its Chairman. We believe it is beneficial to separate the roles of Chief Executive Officer and Chairman to facilitate their differing roles in the leadership of our company. The role of the Chairman includes setting the agenda for, and presiding over, all meetings of the Board, including executive sessions of non-management or independent directors, providing input regarding information sent to the Board, serving as liaison between the Chief Executive Officer and the independent directors and providing advice and assistance to the Chief Executive Officer. Mr. Miller also is a key participant in establishing performance objectives and overseeing the process for the annual evaluation of our Chief Executive Officer’s performance. In addition, under our Amended and Restated Bylaws, our Chairman has the authority to call special meetings of our Board and stockholders. In contrast, the Chief Executive Officer is responsible for handling the day-to-day management direction of our company, serving as a leader to the management team and formulating corporate strategy. Mr. Miller, as an independent director and our Chairman, brings experience, oversight and expertise from outside our company and industry, while Mr. de Masi, as a director and our Chief Executive Officer, brings company and industry-specific experience and expertise. We believe that this structure allows for a balanced corporate vision and strategy, which are necessary to address the challenges and opportunities facing us.

Role of the Board in Risk Oversight

One of our Board’s key functions is providing oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking, our Nominating and Governance Committee monitors our major legal compliance risk exposures and our program for promoting and monitoring compliance with applicable legal and regulatory requirements and our Board is responsible for monitoring and assessing strategic risk exposure and other risks not covered by our committees.

The full Board (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives reports on risk facing Glu from our Chief Executive Officer or other members of management to enable it to understand our risk identification, risk management and risk mitigation strategies. When a committee receives the report, the chairman of the relevant committee reports on the discussion to the full Board during the committee reports portion of the next Board meeting. However, it is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible.

Director Independence

Our Board currently includes seven independent directors, two of whom are standing for election at the Annual Meeting. Following the Annual Meeting, Ms. Siminoff’s term of office will expire and our Board will subsequently contain six independent directors. To be considered independent under NASDAQ rules, a director may not be employed by the Company or engage in certain types of business dealings with Glu. In addition, as required by NASDAQ rules, the Board has made a determination as to each independent director that no relationship exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board reviewed and discussed information provided by the directors and by the Company with regard to each director’s business and personal activities as they relate to Glu and Glu’s management. In assessing director independence under NASDAQ rules, the Nominating and Governance Committee and the full Board reviewed relevant transactions, relationships and arrangements that may affect the independence of our Board members, including that (1) Mr. Miller served as our interim President and Chief Executive Officer from December 1, 2009 until January 4, 2010, (2) Ms. Mather was during 2010, and currently is, a director of Google Inc., a company with which we conduct business in the ordinary course, (3) each of Mr. Miller and Mr. Seawell are members of the board of directors of NVIDIA Corporation, a company with which we conduct business in the ordinary course, and (4) Mr. Seawell’s step-daughter is an employee of PricewaterhouseCoopers LLP, our independent registered public accounting firm, although she has not worked on our audit. Following review of these transactions and other relevant standards, the Board has determined that each of

Mr. Drapkin, Ms. Mather, Mr. Miller, Mr. Nada, Mr. Seawell, Ms. Siminoff and Mr. Smith is an independent director. The Board had also determined that each of Richard A. Moran and Daniel L. Skaff, who served as members of the Board until July 2010, was an independent director.

Attendance at Board, Committee and Annual Stockholders Meetings

The Board expects that each director will prepare for, attend and participate in all Board and applicable committee meetings and that each Board member will see that other commitments do not materially interfere with his or her service on the Board. Our Corporate Governance Principles provide that non-employee directors may not serve on the boards of more than five public companies, and our Chief Executive Officer may not serve on the boards of more than three public companies, in each case including Glu.

No director attended fewer than 75% of the aggregate number of meetings of the Board and the committees on which he or she served. One of our directors attended the 2010 Annual Meeting of Stockholders. Under our Corporate Governance Principles, all directors are encouraged to attend the annual meetings of Glu’s stockholders.

Board Committees and Charters

The Board currently has a standing Audit Committee, Compensation Committee and Nominating and Governance Committee. The members of each committee are appointed by the Board based on recommendations of the Nominating and Governance Committee. Each member of these committees is an independent director as determined by the Board in accordance with NASDAQ listing standards. Each committee has a charter and annually reviews its charter and makes recommendations to our Board for revision to reflect changes in laws and regulations and evolving best practices. Copies of each charter can be found on our website at http://www.glu.com/investors (by clicking on the “corporate governance” link). Current committee members are as follows:

Nominating and
		Compensation	Governance
Director	Audit Committee	Committee	Committee

Matthew A. Drapkin	—	Chair	Member
Ann Mather	—	—	Member
William J. Miller	Member	—	Chair
Hany M. Nada	Member	Member	—
A. Brooke Seawell	Chair	—	—
Ellen F. Siminoff	—	—	—
Benjamin T. Smith, IV	—	Member	—

Audit Committee

The Audit Committee currently consists of three of our outside directors, Mr. Seawell, who is the committee chair, and Messrs. Miller and Nada. Mr. Miller was appointed to the Audit Committee in January 2011 in connection with the rotation of Ms. Mather from the Audit Committee to the Nominating and Governance Committee. In addition, Mr. Seawell was appointed to the Audit Committee in April 2010 in connection with the rotation of one of our former directors, Mr. Skaff, from the Audit Committee, and Mr. Seawell became chairman of the Audit Committee in January 2011 in connection with the rotation of Ms. Mather from the Audit Committee. The composition of our Audit Committee meets the requirements for independence under the current NASDAQ Stock Market and SEC rules and regulations. Each member of our Audit Committee is financially literate. Our Board has determined that Mr. Seawell is a “audit committee financial expert” as defined in Item 407(d) of Regulation S-K, and that each of Ms. Mather and Mr. Skaff qualified as an “audit committee financial expert” during his or her service on the committee. The Audit Committee met eight times during 2010, including holding an executive session with our independent registered public accounting firm at each meeting. The responsibilities and activities of the Audit Committee are described in greater detail in the section titled “Audit Committee Report” in this proxy statement and the committee’s charter, which was most recently revised in January 2010 and is available on our website at http://www.glu.com/investors (by clicking on the “corporate governance” link).

Compensation Committee

The Compensation Committee currently consists of three of our outside directors, Mr. Drapkin, who is the committee chair, Mr. Nada and Mr. Smith. Each of Mr. Drapkin and Mr. Nada joined the Compensation Committee in July 2010 in connection with the departures of Messrs. Moran and Skaff from our Board. Mr. Smith joined the Compensation Committee in April 2011 to replace Ms. Siminoff following her decision not to stand for re-election at the Annual Meeting. The composition of the Compensation Committee meets the requirements for independence under the current NASDAQ Stock Market and SEC and the rules and regulations of the Internal Revenue Code (the “Code”). The Compensation Committee, which met six times and acted by written consent six times during 2010, discharges the responsibilities of our Board relating to compensation of our executive officers and oversees our company-wide cash and equity compensation programs. The responsibilities and activities of the Compensation Committee are described in greater detail in the section titled “Compensation Discussion and Analysis” in this proxy statement and the committee’s charter, which was most recently revised in January 2011 and is available on our website at http://www.glu.com/investors (by clicking on the “corporate governance” link).

Nominating and Governance Committee

The Nominating and Governance Committee currently consists of three of our outside directors, Mr. Miller, who is the committee chair, Mr. Drapkin and Ms. Mather. Mr. Miller was appointed to the Nominating and Governance Committee in April 2010 in connection with the rotation of Mr. Seawell from the Nominating and Governance Committee to the Audit Committee. Mr. Drapkin joined the Nominating and Governance Committee in July 2010 in connection with the departure of Mr. Skaff from our Board. Ms. Mather joined the Compensation Committee in April 2011 to replace Ms. Siminoff following her decision to not stand for re-election at the Annual Meeting. The composition of our Nominating and Governance Committee meets the requirements for independence under the current NASDAQ Stock Market and SEC rules and regulations. Our Nominating and Governance Committee, which met five times during 2010, makes recommendations to the Board regarding Board and committee composition and appropriate corporate governance standards, reviews related party transactions and administers our Code of Business Conduct and Ethics and Corporate Governance Principles, among other things. The responsibilities and activities of the Nominating and Governance Committee are described in greater detail in the committee’s charter which was most recently revised in April 2010, and is available on our website at http://www.glu.com/investors (by clicking on the “corporate governance” link).

Compensation Committee Interlocks and Insider Participation

During 2010, Messrs. Drapkin, Moran, Nada and Skaff and Ms. Siminoff each served on the Compensation Committee. None of these individuals is or has been an officer or employee of Glu or any of its subsidiaries. There are no other relationships between committee members and Glu or any other company that are required to be disclosed under this caption by SEC regulations.

DIRECTOR COMPENSATION

Overview

The Compensation Committee and the Nominating and Governance Committee evaluate the appropriate level and form of compensation for non-employee directors and recommend changes to the Board when appropriate. On January 28, 2009, our Board adopted, and on October 21, 2010 our Board amended, the following program with respect to the compensation of our non-employee directors:

•	Non-employee directors receive an annual cash retainer of $20,000;

•	The Chairman of our Board receives an additional annual cash retainer of $15,000

•	The chair of the Audit Committee receives additional annual cash compensation of $15,000;

•	The chair of the Compensation Committee receives additional annual cash compensation of $15,000;

•	The chair of the Nominating and Governance Committee receives additional annual cash compensation of $5,000; and

•	Each non-employee director receives additional annual compensation of $5,000 for service on each of the Audit Committee, Compensation Committee or Nominating and Governance Committee, other than as chair.

All cash compensation to directors is paid in arrears in quarterly installments upon continuing service. We also reimburse our directors for reasonable expenses in connection with attendance at Board and committee meetings.

Prior to October 21, 2010, our non-employee director compensation program provided that each non-employee director would receive an annual grant, at that director’s discretion, of either (1) a grant of a number of shares of Glu restricted stock with a then fair market value equal to $50,000, or 6,700 shares, whichever is less or (2) an option to purchase three times as many shares of our common stock, calculated based on such lesser amount. On October 21, 2010, our Board amended the annual option grants for continuing non-employee directors such that the director will receive an annual grant, at that director’s discretion, of either 16,667 shares of restricted stock or an option to purchase 50,000 shares of our common stock. In either case, this annual grant vests in equal monthly installments over one year. In addition, each new non-employee director is eligible to receive an initial equity award of, at that director’s discretion, either (1) a grant of a number of shares of Glu restricted stock with a then fair market value equal to $150,000, or 20,000 shares, whichever is less or (2) an option to purchase three times as many shares of our common stock, calculated based on such lesser amount. This initial grant vests with respect to 16 2/3% of the underlying shares after six months and thereafter vests in equal monthly installments over the next 30 months.

Each of Ms. Mather, Mr. Miller, Mr. Moran, Mr. Nada, Mr. Seawell, Ms. Siminoff and Mr. Skaff elected to receive a stock option grant as his or her annual award for 2010, which was granted on June 3, 2010 following our 2010 Annual Meeting of Stockholders. Each of these directors received an option to purchase 20,100 shares of our common stock with an exercise price of $1.51 per share, which option vests pro rata monthly over one year. In connection with the resignations of Mr. Moran and Mr. Skaff from our Board in July 2010, our Board approved the immediate acceleration in full of their options to purchase 20,100 shares and extended the period of time for them to exercise all or a portion of any vested option held by them until 90 days following the end of the term from which they had resigned (i.e., until 90 days following our 2011 and 2012 annual meeting of stockholders, respectively). In addition, each of Mr. Drapkin and Mr. Smith received an option to purchase 60,000 shares of our common stock when he joined our Board on May 6, 2010 and November 2, 2010, respectively. The option granted to Mr. Drapkin has an exercise price of $1.23 per share and the option granted to Mr. Smith has an exercise price of $1.60 per share. Each of these options vest and become exercisable over three years, with 16 2/3% of the underlying shares vesting on the six-month anniversary of the grant date and the remaining shares vesting in equal monthly installments over the following 30 months. Each of the stock option grants set forth in this paragraph is reported in the “Director Summary Compensation Table” below. In addition, each of the stock options held by our non-employee directors will accelerate in full immediately prior to a change in control of Glu.

We do not provide additional compensation to Mr. de Masi for his service on our Board because he is an officer of the Company.

Director Summary Compensation Table

The following table sets forth certain information with respect to compensation awarded to, earned by or paid to each person who served as a non-employee director during 2010.

	Fees Earned or Paid	Option Awards
Name	in Cash ($)	(1)(2)(3)$)	Total ($)

Matthew A. Drapkin	22,675.13	37,656.00	60,331.13
Ann Mather	35,000.00	15,485.04	50,485.04
William J. Miller	39,083.00(4)	15,485.04	54,568.04
Richard A. Moran(5)	12,635.87	15,485.04	28,120.91
Hany M. Nada	27,404.89	15,485.04	42,889.93
A. Brooke Seawell	25,000.00	15,485.04	40,485.04
Ellen F. Siminoff	30,000.00	15,485.04	45,485.04
Daniel L. Skaff(5)	20,550.39	15,485.04	36,035.43
Benjamin T. Smith, IV	3,206.52	49,854.00	53,060.52

(1)	Amounts shown in this column do not reflect dollar amounts actually received by the non-employee director. Instead, these amounts reflect the aggregate full grant date fair value calculated in accordance with FASB ASC Topic 718 (formerly SFAS 123R). See Note 10 — Stock Option and Other Benefit Plans — in the notes to consolidated financial statements contained in our annual report on Form 10-K for the year ended December 31, 2010 for a description of the ASC Topic 718 methodology and assumptions.

(2)	On June 3, 2010 following our 2010 Annual Meeting of Stockholders, each of Ms. Mather, Mr. Miller, Mr. Nada, Mr. Seawell and Ms. Siminoff received an option to purchase 20,100 shares of our common stock with an exercise price of $1.51 per share. Upon joining our Board on May 6, 2010, Mr. Drapkin received an option to purchase 60,000 shares of our common stock at an exercise price of $1.23 per share. Upon joining our Board on November 2, 2010, Mr. Smith received an option to purchase 60,000 shares of our common stock at an exercise price of $1.60 per share.

(3)	The aggregate number of outstanding stock options held by each of our non-employee directors as of December 31, 2010 was: Mr. Drapkin: 60,000; Ms. Mather: 146,385; Mr. Miller: 146,081; Mr. Nada: 104,718; Mr. Seawell: 88,052; Ms. Siminoff: 133,755; and Mr. Smith: 60,000.

(4)	Mr. Miller also received $3,365.38 of cash compensation for his service as our interim President and Chief Executive Officer during 2010 which is not included in this amount. Mr. de Masi replaced Mr. Miller as our President and Chief Executive Officer on January 4, 2010.

(5)	Each of Mr. Moran and Mr. Skaff resigned from our Board effective as of July 2, 2010. In connection with their resignations, our Board approved the immediate acceleration in full of their options to purchase 20,100 shares that were granted on June 3, 2010 following our 2010 Annual Meeting of Stockholders and extended the period of time for them to exercise all or a portion of any vested option held by them until 90 days following the end of the term from which they had resigned (i.e., until 90 days following our 2011 and 2012 annual meeting of stockholders, respectively).

STOCKHOLDER MATTERS

Stockholder Communications with Directors

Stockholders may communicate with the Board by sending an email to bod@glu.com, or by sending written correspondence to: Board, c/o Corporate Secretary, Glu Mobile Inc., 45 Fremont Street, Suite 2800, San Francisco, California 94105. Communications are distributed to the Board, or to any individual directors as appropriate, depending on the facts and circumstances outlined in the communication. The Board has instructed the Corporate Secretary to review all correspondence and to determine, in his discretion, whether matters submitted are appropriate for Board consideration. In particular, the Board has directed that communications such as product or commercial inquiries or complaints, resume and other job inquiries, surveys and general business solicitations or advertisements should not be forwarded to the Board. In addition, material that is unduly hostile, threatening, illegal, patently offensive or similarly inappropriate or unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-management director upon request. The Corporate Secretary may forward certain communications elsewhere in the company for review and possible response.

Stockholder Recommendations of Director Candidates

The Nominating and Governance Committee will consider nominees recommended by stockholders for election as directors. If a stockholder would like to recommend a director candidate for our 2012 Annual Meeting of Stockholders, the stockholder must deliver the recommendation in writing to the Corporate Secretary, Glu Mobile Inc., 45 Fremont Street, Suite 2800, San Francisco, California 94105. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected identified candidates as appropriate. In conducting its review and evaluation, the Nominating and Governance Committee may solicit the views of management, other members of the Board and other individuals it believes may have insight into a candidate’s qualifications and the needs of the Board and its committees. Candidates for the Board are generally selected based on desired skills and experience in the context of the existing composition of the Board and needs of the Board and its committees at that time, including the requirements of applicable SEC and NASDAQ rules. The Nominating and Governance Committee will consider these needs and further evaluate each candidate’s qualifications based on their independence, integrity, collegiality, diversity, skills, financial, technical, operational and other expertise and experience, breadth of experience, practical wisdom, judgment, knowledge about our business or industry, personal and professional ethics, availability and commitment to representing and enhancing the long-term interests of our stockholders. From time to time, the Nominating and Governance Committee may also identify and consider other factors that reflect our environment as it evolves or that it believes will otherwise contribute to the Board’s overall effectiveness and our success. Although the Nominating and Governance Committee does not have a specific policy on diversity, the committee considers the criteria noted above in selecting nominees for directors, including members from diverse backgrounds who combine a broad spectrum of experience and expertise. The Nominating and Governance Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all candidates, and will choose candidates to recommend for nomination based on the specific needs of the Board and Glu at that time. Although the Nominating and Governance Committee uses these and other criteria as appropriate to evaluate candidates, the Nominating and Governance Committee has no stated minimum criteria for candidates. Final approval of nominees to be presented for election is determined by the full Board.

Stockholder Proposals for the 2012 Annual Meeting of Stockholders

Under SEC Rule 14a-8, any stockholder who intends to present a proposal for inclusion in Glu’s 2012 proxy statement and form of proxy must submit the proposal, in writing, so that the Corporate Secretary receives it at our principal executive offices by December 23, 2011. Any stockholder who wishes to bring a proposal or nominate a person for election to the Board at the 2012 Annual Meeting of Stockholders must provide written notice of the proposal or nomination to Glu’s Corporate Secretary, at our principal executive offices, between February 17, 2012 and March 19, 2012. In addition, our stockholders must comply with the procedural requirements in our bylaws, which stockholders can obtain from us upon request. Our bylaws are also on file with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding ownership of our common stock as of April 15, 2011 by:

•	Each Named Executive Officer (defined in “Compensation Discussion and Analysis” below);

•	Each of our directors;

•	All current executive officers and directors as a group; and

•	All persons known to us to beneficially own 5% or more of our common stock.

We calculated the “Percent of Class” based on 53,817,617 shares of common stock outstanding on April 15, 2011. In accordance with SEC regulations, we also include shares subject to options that are currently exercisable or will become exercisable within 60 days of April 15, 2011. Those shares are deemed to be outstanding and beneficially owned by the person holding such option for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each of the persons in this table is as: c/o Glu Mobile Inc., 45 Fremont Street, Suite 2800, San Francisco, California 94105.

	Amount and
	Nature of
	Beneficial	Percent of
Name of Beneficial Owner	Ownership	Class

5% Stockholders:
New Enterprise Associates 10, L.P.(1)	5,919,443	10.9%
Granite Global Ventures(2)	5,089,177	9.3
BAVP, L.P.(3)	3,525,819	6.5
Becker Drapkin Partners(4)	3,507,800	6.3
Stephens Investment Management, LLC and affiliated persons(5)	3,387,128	6.2
Global Undervalued Securities Master Fund, LP(6)	2,835,000	5.2

Directors and Named Executive Officers:
Niccolo M. de Masi(7)	442,708		*
Eric R. Ludwig(8)	422,697		*
Kal Iyer(9)	69,331		*
Giancarlo Mori	—	—
Kevin S. Chou(10)	144,960		*
Matthew A. Drapkin(11)	3,780,800	6.8
Ann Mather(12)	150,051		*
William J. Miller(13)	156,081		*
Hany M. Nada(14)	5,193,895	9.5
A. Brooke Seawell(15)	98,052		*
Ellen F. Siminoff(16)	133,755		*
Benjamin T. Smith, IV(17)	60,000		*
All current directors and executive officers as a group (11 persons)(18)	10,507,370	18.1%

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)	The information provided with respect to this stockholder is based upon a Schedule 13D filed by such stockholder with the SEC on September 2, 2010. Includes 375,000 shares of common stock subject to an immediately exercisable warrant. All shares are held by New Enterprise Associates 10, L.P. (“NEA 10”). NEA Partners 10, L.P, which is the sole general partner of NEA 10, has six individual general partners, Michael James Barrett, Peter J. Barris, C. Richard Kramlich, Charles W. Newhall III, Mark W. Perry and Scott D. Sandell, who collectively determine the voting and disposition of the shares. The address for New Enterprise Associates 10, L.P. is 1954 Greenspring Drive, Suite 600, Timonium, Maryland 21093. See footnote (15) regarding the relationship between this stockholder and Mr. Seawell.

(2)	The information provided is based upon a Schedule 13D/A filed by the stockholders with the SEC on February 3, 2011. Represents (i) 4,009,439 shares held by Granite Global Ventures II L.P., (ii) 79,738 shares held by GGV II Entrepreneurs Fund L.P., (iii) an immediately exercisable warrant to purchase 980,500 shares of common stock held by Granite Global Ventures II L.P. and (iv) an immediately exercisable warrant to purchase 19,500 shares of common stock held by GGV II Entrepreneurs Fund L.P. Hany M. Nada, who has served one of our directors since April 2005, is a managing director of the general partner of the foregoing entities, which has eight other individual managing directors, Ray A. Rothrock, Anthony Sun, Scott B. Bonham, Joel D. Kellman, Jixun Foo, Glenn Solomon, Thomas K. Ng, Jenny Lee, and Mr. Nada shares voting and investment power with respect to the shares held by these entities with the other managing directors of the general partner. Mr. Nada disclaims beneficial ownership of these shares except to the extent of his individual pecuniary interests in these entities. The address of each of these entities is 2494 Sand Hill Road, Suite 100, Menlo Park, California 94025.

(3)	The information provided with respect to this stockholder is based upon a Schedule 13G/A filed by such stockholder with the SEC on August 27, 2010. Includes 375,000 shares of common stock subject to an immediately exercisable warrant. The voting and disposition of our shares held by BAVP, L.P. are determined by Mark Brooks, Kate Mitchell, Rory O’Driscoll and Louis Bock, the four managing members of Scale Venture Partners I, LLC (formerly BA Venture Partners VI, LLC), the ultimate general partner of BAVP, L.P. The address of BAVP, L.P. is 950 Tower Lane, Suite 700, Foster City, California 94404.

(4)	The information provided is based upon a Schedule 13D/A filed by the stockholders with the SEC on March 7, 2011. Represents (i) 1,786,942 shares held by Becker Drapkin Partners (QP), L.P., (ii) 220,858 shares held by Becker Drapkin Partners L.P., (iii) an immediately exercisable warrant to purchase 1,335,000 shares of common stock held by Becker Drapkin Partners (QP), L.P. and (iv) an immediately exercisable warrant to purchase 165,000 shares of common stock held by Becker Drapkin Partners L.P. BC Advisors, LLC (“BCA”) is the general partner of Becker Drapkin Management, L.P., which is the general partner of each of Becker Drapkin Partners (QP), L.P. and Becker Drapkin Partners, L.P. Matthew A. Drapkin, who has served as one of our directors since May 2010, is one of the members of BCA along with Steven R. Becker. Through their control of BCA, Messrs. Drapkin and Becker possess sole voting and investment control over our shares held by the funds named above. Mr. Drapkin disclaims beneficial ownership of the shares beneficially owned by each of these funds except to the extent of his pecuniary interest therein. The address of each of the stockholders is 300 Crescent Court, Suite 1111, Dallas, Texas 75201.

(5)	The information provided is based upon a Schedule 13G/A filed by the stockholders with the SEC on February 14, 2011. Represents (i) 1,881,988 shares held by Orphan Fund, L.P., (ii) 845,140 shares held by Nanocap Fund, L.P., (iii) an immediately exercisable warrant to purchase 443,506 shares of common stock held by Orphan Fund, L.P. and (iv) an immediately exercisable warrant to purchase 216,494 shares of common stock held by Nanocap Fund, L.P. Stephens Investment Management, LLC (“SIM”) is the general partner and investment manager for each of Orphan Fund, L.P. and Nanocap Fund, L.P. Paul H. Stephens, P. Bartlett Stephens and W. Bradford Stephens are each managing members and owners of SIM and each also holds limited partnership interests in Orphan Fund, L.P. and Nanocap Fund, L.P. Each of SIM, Paul H. Stephens, P. Bartlett Stephens, W. Bradford Stephens, Orphan Fund, L.P. and Nanocap Fund, L.P. expressly disclaims beneficial ownership of the securities described in this paragraph, except to the extent of their respective pecuniary interests therein. Each of SIM, Paul H. Stephens, P. Bartlett Stephens and W. Bradford Stephens may be deemed to beneficially own the securities owned by Orphan Fund, L.P. and Nanocap Fund, L.P. insofar as they may be deemed to have the power to direct the voting or disposition of such securities. The address for these persons is One Ferry Building, Suite 255, San Francisco, California 94111.

(6)	The information provided is based upon a Schedule 13G filed by the stockholder with the SEC on February 14, 2011. Includes an immediately exercisable warrant to purchase 1,000,000 shares of common stock. The voting and disposition of our shares held by Global Undervalued Securities Master Fund, LP are determined by John B. Kleinheinz, who is the President of Kleinheinz Capital Partners, Inc., which acts as an investment advisor to Global Undervalued Securities Master Fund, LP. The address of Global Undervalued Securities Master Fund, LP is c/o BNY Mellon Alternative Investment Services Ltd., 48 Par La Ville Road Suite 464, Hamilton HM 11 Bermuda.

(7)	Represents 442,708 shares subject to options that are exercisable within 60 days of April 15, 2011.

(8)	Includes 365,697 shares subject to options that are exercisable within 60 days of April 15, 2011.

(9)	Represents 69,331 shares subject to options that are exercisable within 60 days of April 15, 2011.

(10)	Includes 141,627 shares subject to options that are exercisable within 60 days of April 15, 2011.

(11)	Includes (i) 1,786,942 shares held by Becker Drapkin Partners (QP), L.P., (ii) 220,858 shares held by Becker Drapkin Partners L.P., (iii) an immediately exercisable warrant to purchase 1,335,000 shares of common stock held by Becker Drapkin Partners (QP), L.P. and (iv) an immediately exercisable warrant to purchase 165,000 shares of common stock held by Becker Drapkin Partners L.P. Mr. Drapkin is one of the members of BCA along with Steven Becker. Through their control of BCA, Messrs. Drapkin and Becker possess sole voting and investment control over our shares held by the funds listed above. Mr. Drapkin disclaims beneficial ownership of the shares beneficially owned by each of the funds listed above except to the extent of his pecuniary interest therein. Also includes 60,000 shares subject to options that are exercisable within 60 days of

April 15, 2011, of which 38,335 shares were unvesteded as of such date and remain subject to our right of repurchase, and 100,000 shares subject to an immediately exercisable warrant.

(12)	Includes 146,385 shares subject to options that are exercisable within 60 days of April 15, 2011.

(13)	Includes 146,081 shares subject to options that are exercisable within 60 days of April 15, 2011.

(14)	Includes (i) 4,009,439 shares held by Granite Global Ventures II L.P., (ii) 79,738 shares held by GGV II Entrepreneurs Fund L.P., (iii) an immediately exercisable warrant to purchase 980,500 shares of common stock held by Granite Global Ventures II L.P. and (iv) an immediately exercisable warrant to purchase 19,500 shares of common stock held by GGV II Entrepreneurs Fund L.P. Mr. Nada is a managing director of the general partner of the foregoing entities, which has nine individual managing directors, and shares voting and investment power with respect to the shares held by these entities with the other managing directors of the general partner. Mr. Nada disclaims beneficial ownership of these shares except to the extent of his individual pecuniary interests in these entities. Also includes 104,718 shares subject to options that are exercisable within 60 days of April 15, 2011.

(15)	Represents 10,000 shares held by The Rosemary and A. Brooke Seawell Revocable Trust and 88,052 shares subject to options that are exercisable within 60 days of April 15, 2011. Excludes 5,919,443 shares held by NEA 10. Mr. Seawell is a venture partner of NEA Development Corp., an entity that provides administrative services to the foregoing entities. Mr. Seawell does not have voting or dispositive power with respect to any of the shares held by NEA 10, and disclaims beneficial ownership of any securities held by them, except to the extent of his respective proportionate pecuniary interests in these entities.

(16)	Represents 133,755 shares subject to options that are exercisable within 60 days of April 15, 2011.

(17)	Represents 60,000 shares subject to options that are exercisable within 60 days of April 15, 2011, of which 48,335 shares were unvested as of such date and remained subject to our right of repurchase.

(18)	Represents the shares included in footnotes (7) through (9) and (11) through (17). Includes 1,530,057 shares subject to options that are exercisable within 60 days of April 15, 2011, of which 86,670 shares were unvested as of such date and remained subject to our right of repurchase, and 2,600,000 shares subject to immediately exercisable warrants. Excludes the shares indicated to be excluded in footnote (15).

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Exchange Act requires our directors and certain of our officers, and persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms furnished to us and written representations from these officers and directors, we believe that all Section 16(a) filing requirements were met during 2010.

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis of compensation arrangements of our executive officers should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. The actual amount and form of compensation and the compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.

The Compensation Committee, comprised of three non-employee members of our Board, oversees our compensation plans and policies, approves the compensation of our executive officers and administers our stock compensation plans. The Compensation Committee’s basic responsibilities are to review the performance of our management in achieving corporate goals and objectives and to ensure that our executive officers are compensated effectively in a manner consistent with our strategy and competitive practices. This Compensation Discussion and Analysis (“CD&A”) contains a discussion and analysis of the compensation approved by the Compensation Committee and earned by or paid to the executive officers named below in 2010 who are included in the “Summary Compensation Table” below:

•	Niccolo M. de Masi, our President and Chief Executive Officer;

•	Eric R. Ludwig, our Senior Vice President, Chief Financial Officer and Chief Administrative Officer;

•	Kal Iyer, our Senior Vice President, Research and Development;

•	Giancarlo Mori, our Chief Creative Officer; and

•	Kevin S. Chou, our former Vice President and General Counsel.

This CD&A does not include an analysis of the compensation paid to William J. Miller, one of our directors and who, beginning December 1, 2009, briefly served as interim President and Chief Executive Officer (together with the officers named above, referred to as the “Named Executive Officers”), due to the fact that Mr. Miller only served as our interim President and Chief Executive Officer for three non-business days in 2010 until Mr. de Masi assumed the position of President and Chief Executive Officer on January 4, 2010. (A discussion of Mr. Miller’s compensation during his brief service as interim President and Chief Executive Officer was included in the compensation discussion and analysis section of our proxy statement for our 2010 annual meeting of stockholders filed with SEC on April 30, 2010.)

Compensation Philosophy and Objectives

The Compensation Committee has established a compensation program for executive officers designed to attract individuals with the skills necessary for us to achieve our business plan, to motivate those individuals, to reward those individuals fairly over time and to retain those individuals who continue to perform at or above the levels that we expect. It is also designed to reinforce a sense of ownership, urgency and overall entrepreneurial spirit and to link rewards to measurable corporate and, where appropriate, individual performance. We believe that the most effective executive compensation program is one that is designed to reward the achievement of specific long-term and strategic goals, and which aligns executive officers’ interests with those of the stockholders by rewarding performance of established goals, with the ultimate objective of creating stockholder value. The Compensation Committee evaluates compensation to ensure that Glu maintains the ability to attract and retain talented employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executive officers of our peer companies. To that end, the Compensation Committee believes that executive compensation packages provided by Glu to our executive officers should include both cash and stock-based compensation that reward performance against established goals.

The Compensation Committee works within the framework of a pay-for-performance philosophy to determine each component of an executive officer’s compensation package based on numerous factors, including:

•	the individual’s particular background and circumstances, including training and prior relevant work experience;

•	the individual’s role with us and the compensation paid to similar persons in the companies represented in the compensation data that the Compensation Committee reviews;

•	the demand for personnel with the individual’s specific expertise and experience at the time of hire or review;

•	performance goals and other expectations for the position, where appropriate;

•	comparison to other executives within our company having similar levels of expertise and experience; and

•	compensation data of peer companies for similar positions.

The Compensation Committee performs at least annually a strategic review of our executive officers’ compensation levels to determine whether they provide adequate incentives and motivation and whether they appropriately compensate our executive officers relative to comparable executive officers in other companies with which we compete for executives. In making compensation decisions related to incentive compensation, the Compensation Committee gives significant weight to our financial performance relative to our operating plan approved by the Board, and with respect to equity compensation considers the existing equity awards held by our executive officers.

Components of Executive Compensation

In 2010, our executive officers were compensated through the following compensation elements, each designed to achieve one or more of our overall compensation objectives:

Component	How Determined	Objective

Base Salary	Market data and scope of the executive’s responsibilities	Attract and retain experienced executives

Non-Equity Incentive (Cash) Bonus Plan	Market data and scope of executive’s responsibility and based on achieving pre-established corporate financial objectives	Motivate executives to achieve the Company’s 2010 financial plan and to achieve strategic goals

Long-Term Equity Incentive Awards	Market data, scope of executive’s responsibility and value of existing equity awards	Align interests of our executives with our stockholders

The Compensation Committee views these components of compensation as related but distinct. Although the Compensation Committee reviews total compensation, it does not believe that significant compensation derived from one component of compensation should negate or reduce compensation from other components. The Compensation Committee determines the appropriate level for each compensation component based on our compensation philosophy discussed above. Except as described in this CD&A, the Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of non-cash compensation. However, our Named Executive Officers have the ability to directly influence overall Company performance, so a greater portion of their pay is tied to short and long-term incentive programs than is the case for most other Glu employees. In addition, the Compensation Committee’s philosophy is to make a greater percentage of an employee’s compensation performance-based as he or she becomes more senior and to keep cash compensation to the minimum competitive level while providing the opportunity to be well rewarded through equity if we perform well over time, consistent with our pay-for-performance culture.

Benchmarking

For the Compensation Committee’s December 2009 meeting, Compensia, the Compensation Committee’s compensation consultant, prepared a report regarding the compensation for our then current executive officers, which included Mr. Ludwig and Mr. Chou, based on data from the Radford October 2009 High-Tech Executive Survey; the Radford survey contained primarily public and some private software companies, and was limited to companies with revenues between $50 million and $200 million. The Compensia report did not address the compensation of Mr. de Masi or Mr. Mori, as they were not our employees at that time, nor did it address the compensation of Mr. Iyer since he was not promoted into an executive officer position until July 2010. Although the Compensation Committee had engaged Compensia in prior years to develop a proposed group of peer companies against which Compensia could benchmark the compensation of our executive officers, the committee believed that, based in part on the recommendation of management, this was not necessary for determining 2010 executive compensation levels. The Compensation Committee reached this conclusion based upon its belief that there had been little change with respect to executive compensation in our industry from the prior year due, in large part, to global economic conditions, and that the expense of such an engagement was therefore not warranted, particularly due to the availability of the Radford survey data; the Compensation Committee consulted with Compensia regarding the advisability of this approach prior to proceeding in this manner. The Compensation Committee utilized the December 2009 report prepared by Compensia to assist it in determining the base salaries and target bonus percentages for Mr. Ludwig and Mr. Chou for 2010, as well as the stock options granted to these executive officers in April 2010.

When analyzing the appropriateness of the compensation of Mr. Ludwig and Mr. Chou, the Compensation Committee reviewed the percentile information set forth in the Compensia report as measured against the companies contained in the Radford survey specified above. The Compensation Committee reviewed this percentile information to determine whether it was compensating Mr. Ludwig and Mr. Chou at a level commensurate with similarly situated executives. The Compensation Committee did not, however, have specific percentile goals in mind for establishing the compensation of Mr. Ludwig and Mr. Chou for 2010; the committee’s goal was to balance our stockholders’ interests in paying what was necessary, but not significantly more than necessary, to retain the services of Mr. Ludwig and Mr. Chou and motivate them to achieve our annual financial plan and individual strategic goals, while conserving cash and equity as much as practicable. In addition to reviewing the percentile information contained in the Compensia report, the Compensation Committee also considered a number of additional factors in making executive compensation decisions, including our overall performance, the executive officer’s overall performance, the scope of responsibility of the executive officer and the then-current compensation and equity holdings of the executive officer. We believe that, given the industry in which we operate and the corporate culture that we have created, the executive compensation levels that we have established are generally sufficient to retain our existing executive officers and to hire new executive officers when and as required

At the Compensation Committee’s October 7, 2010 meeting, Compensia presented an updated report regarding the compensation for our then current executive officers, which consisted of Mr. de Masi, Mr. Ludwig and Mr. Iyer. The Compensia report did not address the compensation of Mr. Chou, since he had in September 2010 agreed to terminate his employment with us effective as of October 15, 2010, or Mr. Mori since he was not designated an executive officer until October 20, 2010. The Compensia report analyzed the compensation of our executive officers based on data from the Radford July 2010 High-Tech Executive Survey of primarily public and some private software companies, limited to companies with revenues between $50 million and $200 million, as well as a group of peer companies similar to Glu. The peer companies were selected by Compensia based on the Compensation Committee’s instructions to select companies that were comparable to Glu with respect to their revenues (the annual revenues of each peer company were between approximately $40 million and $80 million), market capitalization (the market capitalization of each peer company were between approximately $50 million and $150 million), industry (all of the peer companies were in the entertainment or software industries) and location (an emphasis was placed with respect to identifying peer companies in the San Francisco Bay Area). The peer companies identified by Compensia, based on the Compensation Committee’s instructions, were as follows:

• American Software	• Guidance Software	• Scientific Learning
• Callidus Software	• Innodata Isogen	• Spark Networks
• Convio	• Local.com	• TheStreet.com
• FalconStor Software	• Pervasive Software	• Ulticom
• Geeknet	• Phoenix Techologies	• Veraz Networks

The Compensation Committee utilized the October 2010 report prepared by Compensia to assist it in determining the stock options granted to Messrs. de Masi, Ludwig, Iyer and Mori (despite the fact that the compensation of Mr. Mori was not specifically benchmarked by Compensia) in October 2010. In analyzing the data with respect to Mr. Iyer, the committee took into account the fact that although the compensation of Mr. Iyer was benchmarked against that of chief technology officers of the peer companies (the next closest role at the peer companies), Mr. Iyer was not in fact our chief technology officer and, as a result, the data for Mr. Iyer needed to be evaluated accordingly.

Base Salary

The Compensation Committee fixes executive officer base compensation at a level it believes enables Glu to hire and retain individuals in a competitive environment and to reward satisfactory individual performance and a satisfactory level of contribution to our overall business goals. The Compensation Committee also takes into account the base compensation payable by companies believed to be our competitors and by other companies it believed to be those with which we generally compete for executive officer talent. The base salaries of executive officers are determined at the time of hiring by evaluating the responsibilities of the position held and the experience and performance of the individual. The Compensation Committee reviews executive salaries annually, typically in the fourth quarter, and adjusts them as appropriate to reflect changes in executive compensation trends in our industry, individual performance and responsibility, prior experience and salary history. In instances where an executive officer is uniquely key to our success or has a role that does not exactly match any benchmarked data, the

Compensation Committee takes these factors into consideration. In the event of a promotion during the year, base salaries may be increased at mid-year to reflect increased responsibilities.

In December 2009, the Compensation Committee approved an increase in Mr. Ludwig’s annual base salary from $250,000 to $275,000 and an increase in Mr. Chou’s annual base salary from $225,000 to $240,000. The Compensation Committee believed that these increases were merited in light of the fact that the annual base salaries for these executive officers were slightly below the 50th percentile measured against the companies contained in the Radford survey as shown in the December 2009 Compensia report (Mr. Ludwig’s $250,000 annual base salary was below the 50th percentile of $256,000 and Mr. Chou’s annual base salary of $225,000 was below the 50th percentile of $225,800), as well as the committee’s desire to ensure that each of these executive officers were properly motivated and incented to remain with us given the uncertainty surrounding our then ongoing search to identify and retain a new President and Chief Executive Officer; this was particularly the case with respect to Mr. Ludwig, as the Compensation Committee considered it essential to maintaining investor confidence to retain the services of our Chief Financial Officer. The Compensation Committee also considered the fact that Mr. Ludwig had not received a salary increase since April 2008 when he was promoted to the role of Interim Chief Financial Officer and that neither Mr. Ludwig nor Mr. Chou had received a bonus under our executive bonus plan since the second quarter of 2008.

Mr. de Masi’s $350,000 annual base salary for 2010 was determined in connection with his hiring as our President and Chief Executive Officer effective as of January 4, 2010 and is set forth in his employment agreement. In determining the appropriateness of Mr. de Masi’s annual base salary, the Compensation Committee considered a number of factors, including data provided by our executive search firm with respect to Chief Executive Officer compensation in our industry and the San Francisco Bay Area generally, information the Board had gleaned in connection with its negotiation with other potential Chief Executive Officer candidates and the general experience and knowledge of our Board members. The Committee also noted that Mr. de Masi’s annual base salary was less than the $375,000 annual base salary that Mr. Miller received in his capacity as our interim President and Chief Executive Officer, as well as the $375,000 annual base salary that our former President and Chief Executive Officer, L. Gregory Ballard, received in 2008 prior to his voluntary salary reduction in 2009.

The annual base salary of Mr. Iyer was increased on July 15, 2010 from $210,000 to $240,000 in connection with his promotion to Senior Vice President, Research and Development. The Compensation Committee believed that this increase was merited in light of Mr. Iyer’s key role with Glu and his significantly increased responsibilities. The committee also took note of the fact that a $240,000 annual base salary would be equal to that of Mr. Chou, which represented the lowest annual base salary of our then current executive officers.

Mr. Mori’s annual base salary of $220,000 was determined in connection with his hiring as our Chief Creative Officer effective as of August 2, 2010 and is set forth in his employment offer letter. In determining the appropriateness of Mr. Mori’s annual base salary, the Compensation Committee considered a number of factors, including the annual base salaries of our other executive and non-executive officers, the recommendation of our management, the compensation level that would be necessary to enable us to retain the services of Mr. Mori and the general experience and knowledge of the committee members with respect to the compensation of public company executive officers in the San Francisco Bay Area.

Cash Bonuses under Our Non-Equity Incentive Plan

The Compensation Committee designs our executive bonus plan to focus management on, and reward them for, achieving key corporate financial objectives. The Compensation Committee utilizes cash bonuses to reward performance achievements with a time horizon of one year or less, while utilizing salary as the base amount necessary to match our competitors for executive talent.

Our 2010 Executive Bonus Plan was initially adopted by the Compensation Committee in December 2009 and linked the payment of bonuses to our executive officers based on our achievement of certain financial goals; the two categories of financial goals were identical to those utilized for the 2009 Executive Bonus Plan, but the target amounts were adjusted based on our 2010 operating plan. However, the initial version of the 2010 Executive Bonus Plan was adopted prior to the hiring of Mr. de Masi, and the Compensation Committee recognized that Mr. de Masi had significantly shifted our business strategy beginning in the first quarter of 2010 to focus on the creation of social, freemium games for smartphones based on our own intellectual property. Accordingly, the Compensation Committee in April 2010 revised the 2010 Executive Bonus Plan to utilize six new categories of Company operational and financial goals that were tied more directly to our revised business strategy for 2010. The Compensation Committee further refined and simplified the 2010 Executive Bonus Plan in July 2010 after the announcement of our private placement fundraising transaction (described in further depth in the section of this proxy statement entitled “Certain Relationships and Related Transactions — Certain Transactions with Related Persons — Private Placement”), which substantially reduced our liquidity concerns and allowed Glu to focus on execution of our freemium social gaming strategy with less focus on cost controls. The Compensation Committee revised the 2010 Executive Bonus Plan such that it was now based on the achievement of the three financial and operational goals that were most closely aligned with our revised business strategy — operational smartphone revenues for the fourth quarter of 2010, the average number daily active users of our smartphone games in December 2010 and our net cash balance at December 31, 2010. These metrics are discussed in further depth below.

The 2010 Executive Bonus Plan provided for the payment to each of our executive officers of a maximum annual bonus equal to a percentage of the executive officer’s current annual base salary that had been approved by the Compensation Committee. The 2010 targets and actual bonuses earned for our Named Executive Officers are set forth below.

	2009 Target	2010 Target		2010 Target	2010 Bonus
Named Executive Officer	Percentage	Percentage	2010 Salary	Bonus	Earned

Niccolo M. de Masi	—	80%	$350,000	$280,000	$357,000
Eric R. Ludwig	50%	60%	275,000	165,000	210,375
Kal Iyer(1)	20%	40%	221,654	96,000	91,800
Giancarlo Mori(2)	—	30%	93,077	66,000	35,063
Kevin S. Chou(3)	40%	40%	203,405	96,000	122,400

(1)	Mr. Iyer’s annual base salary was increased from $210,000 to $240,000 and his target bonus percentage was increased from 20% to 40% on July 15, 2010 in connection with his promotion to Senior Vice President, Research and Development. Pursuant to the terms of the 2010 Executive Bonus Plan, Mr. Iyer’s bonus was calculated utilizing his current base salary of $240,000 and a pro rata target bonus percentage of 30%.

(2)	Mr. Mori was hired as our Chief Creative Officer effective as of August 2, 2010. Pursuant to the terms of the 2010 Executive Bonus Plan, Mr. Mori’s bonus was calculated utilizing his base salary of $220,000 and a pro rata target bonus percentage of 12.5%.

(3)	Pursuant to the terms of the Transitional Employment Agreement that we entered into with Mr. Chou on September 28, 2010, Mr. Chou was entitled to receive a payment equal to the amount he would have received under our 2010 Executive Bonus Plan had he been employed with Glu on the date bonuses were paid under the 2010 Executive Bonus Plan. For more information regarding the terms of the Transitional Employment Agreement, see “— the Transitional Employment Agreement with Mr. Chou” below.

The Compensation Committee increased the target bonus percentage for Mr. Ludwig in December 2009 for largely the same reasons that they increased his annual base salary — his annual cash compensation was slightly below the 50th percentile measured against the companies contained in the Radford survey as shown in the December 2009 Compensia report (Mr. Ludwig’s $375,000 on-target annual cash compensation was below the 50th percentile of $378,000), the committee wished to ensure that Mr. Ludwig was properly motivated and incented to remain with us given his key role at Glu and the uncertainty surrounding our ongoing search to identify and retain a new President and Chief Executive Officer and the fact that Mr. Ludwig had not received a salary increase since April 2008 and had not received a bonus under our executive bonus plan since the second quarter of 2008. The Compensation Committee, however, elected to keep Mr. Chou’s target bonus at 40% as it believed that the increase in his annual base salary from $225,000 to $240,000, and the resulting increase to his potential bonus calculated based on this higher salary, was sufficient to retain and motivate Mr. Chou.

Mr. de Masi’s 80% target bonus percentage was determined in connection with his hiring as our President and Chief Executive Officer effective as of January 4, 2010 and is set forth in his employment agreement. In determining the appropriateness of Mr. de Masi’s target bonus percentage, the Compensation Committee considered a number of factors, including data provided by our executive search firm with respect to Chief Executive Officer compensation in our industry and the San Francisco Bay Area generally, information the Board had gleaned in connection with its negotiation with other potential Chief Executive Officer candidates and the general experience and knowledge of our Board members. The Committee also noted that Mr. de Masi’s target bonus percentage was less than the 85% target bonus percentage that our former President and Chief Executive Officer, L. Gregory Ballard, received.

The target bonus percentage of Mr. Iyer was increased on July 15, 2010 from 20% to 40% in connection with his promotion to Senior Vice President, Research and Development. The Compensation Committee believed that this increase was merited in light of Mr. Iyer’s key role with Glu and his significantly increased responsibilities. The committee also took note of the fact that a 40% target bonus percentage would be equal to that of Mr. Chou, which represented the lowest target bonus percentage of our then current executive officers.

Mr. Mori’s target bonus percentage of 30% was determined in connection with his hiring as our Chief Creative Officer effective as of August 2, 2010 and is set forth in his employment offer letter. In determining the appropriateness of Mr. Mori’s target bonus percentage, the Compensation Committee considered a number of factors, including the target bonus percentages of our other executive and non-executive officers, the recommendation of our management, the compensation level that would be necessary to enable us to retain the services of Mr. Mori and the general experience and knowledge of the committee members with respect to the compensation of public company executive officers in the San Francisco Bay Area.

As discussed above, we based the annual bonuses under our 2010 Executive Bonus Plan on three components — operational smartphone revenues for the fourth quarter of 2010, the average number of daily active users of our smartphone games in December 2010 and our net cash balance at December 31, 2010. In light of the developments in our business, industry and financial position, the Compensation Committee felt that the annual bonus should be based on our executive officers’ success as a team in achieving these corporate operational and financial goals that were closely aligned with our revised business strategy of creating social, freemium games for smartphones based on our own intellectual property. The Compensation Committee believed it to be preferable to have the annual bonuses for our executive officers based on objective measures that reflected the achievement of significant corporate operational and financial goals rather than the achievement of more subjective individual goals that were not correlated as precisely with the overall success of Glu. The Compensation Committee chose operational smartphone revenues and daily active users of our smartphones games because it believed that these measures would best reflect whether Glu had demonstrated measurable success with respect to achieving our strategic goals. Because our annual operating plan contemplated that we would release our first social, freemium games in the fourth quarter of 2010, the Compensation Committee believed it to be appropriate to measure operational smartphone revenues for the fourth quarter of 2010 when these games were first released. In addition, the committee determined to utilize operational, rather than GAAP, smartphone revenues because GAAP accounting rules would require certain smartphone revenues to be recognized over a number of months and deferred into 2011, and the committee believed that operational smartphone revenues would be a better indicator of our success in the fourth quarter of 2010. The Compensation Committee chose to measure the average number daily active users of our smartphone games in December 2010 because this was the last calendar month of 2010 and would best demonstrate how many consumers were playing and engaged with our new freemium smartphone games (generally representative of our cumulative momentum in freemium smartphone games to that point in time). Finally, given our constrained liquidity position and the need to reduce expenses while repositioning the company in accordance with the revised business strategy, the Compensation Committee believed it appropriate to reward our executive officers if we were to achieve a certain net cash position as of December 31, 2010. The Compensation Committee elected to award bonuses annually because the committee believed a more long-term orientation was appropriate given the uncertainty and unpredictability of operations in a small company in an uncertain economic and industry environment, particularly in light of our shift of focus to freemium smartphone games following the hiring of Mr. de Masi; the committee believed that management should not be rewarded for one or two successful quarters if performance for the entire year did not meet or exceed the targets.

Our 2010 Executive Bonus Plan provided that, for each Named Executive Officer, 40% of his bonus could be earned based on Glu achieving at least 100% of our smartphone revenue target, 40% could be earned based on Glu achieving at least 100% of our smartphone daily active users target and 20% of his bonus could be earned based on Glu achieving at least 100% of our net cash target, with each component of the bonus evaluated independently of the other. If Glu met any component at 100% of our plan, then the Named Executive Officer would earn all of the potential bonus portion related to that component, whether or not Glu met any of the other components at the 100% target. In addition, 2010 Executive Bonus Plan provided for potential supplemental bonus compensation aggregating up to an additional 50% of each individual’s target bonus payout, which could be achieved in specified increments, based on over-achievement in the three categories described above.

The Compensation Committee established the 2010 target operational and financial measures in July 2010 when it adopted the revised and final version of the 2010 Executive Bonus Plan. The target operational and financial measures were closely aligned with our 2010 annual operating plan approved by our Board in January 2010. The 2010 target and actual operational and financial measures for purposes of our 2010 Executive Bonus Plan were as follows (in thousands):

2010 Operation and Financial Measures	Target	Actual

Operational Smartphone Revenues for Q4-2010	$3.0 million	$4.3 million
Average Daily Active Users in December 2010	700,000	903,000
Net Cash Balance at December 31, 2010	More than $5 million	$9.8 million

As indicated above, we exceeded each of the operational and financial measures at the 100% of target threshold. With respect to operational smartphone revenues, the Named Executive Officers were eligible to receive up to 20% in supplemental bonus compensation at 5% increments for every $400,000 that operational smartphone revenues exceeded the $3.0 million target; the Named Executive Officers achieved 15% of supplemental bonus compensation based on our $4.3 million in operational smartphone revenues in the fourth quarter of 2010. With respect to average daily active users, the Named Executive Officers were eligible to receive up to 20% in supplemental bonus compensation at 5% increments for every 200,000 additional users above the 700,000 target; the Named Executive Officers achieved 5% of supplemental bonus compensation based on our 903,000 average daily active users of our smartphone games during December 2010. With respect to net cash balance, the Named Executive Officers were eligible to receive up to 10% in supplemental bonus compensation at 2.5% increments for our having at least $7 million, $8 million, $9 million or $10 million in net cash as of December 31, 2010; the Named Executive Officers achieved 7.5% of supplemental bonus compensation based on the our $9.8 million net cash balance as of December 31, 2010. The Named Executive Officers received an aggregate of 27.5% of supplemental bonus compensation across the three components comprising the 2010 Executive Bonus Plan, resulting in them receiving 127.5% of their target bonus for 2010.

Equity Compensation

We utilize initial and refresh stock options to reward long-term performance, with strong corporate performance and extended executive officer tenure producing potentially significant value for the executive officer. Generally, a significant stock option grant is made in the year when an executive officer commences employment with us. This grant is made within our written guidelines for new hire grants, consistent with the executive officer’s position and considering also the benchmarks. The size of each grant is generally set at a level that the Compensation Committee deems appropriate to create a meaningful opportunity for significant equity compensation and is based upon the grant guidelines, the data contained in the reports prepared by Compensia, the individual’s position with us and the individual’s potential for future responsibility and promotion. The relative weight given to each of these factors varies from individual to individual at the Compensation Committee’s discretion. Adjustments may be made as the Compensation Committee deems reasonable to attract candidates. These initial grants vest over four years and no shares vest before the one year anniversary of the executive’s employment. The Compensation Committee spreads the vesting of our options over four years to compensate executive officers for their contribution over a period of time.

In January 2010, the Compensation Committee awarded Mr. de Masi an option to purchase 1,250,000 shares of our common stock pursuant to our 2008 Equity Inducement Plan (the “Inducement Plan”). We may make grants under the Inducement Plan only to persons not previously an employee or director of Glu, or following a bona fide period of non-employment, as an inducement material to such individual’s entering into employment with us and to provide incentives for such persons to exert maximum efforts for our success. The option has an exercise price of $1.21 per share and vests with respect to 25% of the underlying shares on the first anniversary of the grant date and as to 1/48th of the shares of common stock underlying it monthly thereafter. The size of Mr. de Masi’s stock option was determined in connection with his hiring as our President and Chief Executive Officer effective as of January 4, 2010 and is set forth in his employment agreement. In determining the appropriateness of Mr. de Masi’s target bonus percentage, the Compensation Committee considered a number of factors, including data provided by our executive search firm with respect to Chief Executive Officer compensation in our industry and the San Francisco Bay Area generally, information the Board had gleaned in connection with its negotiation with other potential Chief Executive Officer candidates and the general experience and knowledge of our Board members.

In April 2010, the Compensation Committee awarded an option to purchase 200,000 shares of common stock to Mr. Ludwig and an option to purchase 50,000 shares to Mr. Chou. Each of these grants were made under the 2007 Plan, has an exercise price of $0.99 per share and vests with respect to 25% of the underlying shares on the first anniversary of the grant date and as to 1/48th of the shares of common stock underlying it monthly thereafter. These grants were issued to these Named Executive Officers in order to provide these executives with additional incentive to remain employed with us, particularly in light of the fact that Alessandro Galvagni, our former Senior Vice President and Chief Technology Officer, and Thomas M. Perrault, our former Vice President of Global Human Resources, had each recently agreed to terminate his employment with Glu, and to focus them on achieving our long-term strategic goals and creating stockholder value. In determining the size of the awards, the Compensation Committee took into account the fact that many of the stock option awards held by Messrs. Ludwig and Chou were significantly out-of-the-money and that the December 2009 Compensia report had indicated that the value of these executive officers’ stock option grants, utilizing the Black-Scholes method, was significantly below the 25th percentile measured against the companies contained in the referenced Radford survey. In addition, at its April 2010 meeting, the Compensation Committee had increased the approved ranges for stock option grants to our rank and file employees, and the committee took into account such increased ranges when approving these grants to Messrs. Ludwig and Chou.

In April 2010, the Compensation Committee awarded Mr. Iyer an option to purchase 100,000 shares in connection with the Company’s annual stock option refresh program; this stock option was awarded to Mr. Iyer prior to his July 2010 promotion. This grant was made under the 2007 Plan, has an exercise price of $1.19 per share and vests with respect to 25% of the underlying shares on the first anniversary of the grant date and as to 1/48th of the shares of common stock underlying it monthly thereafter. The Compensation Committee approved such award based on the recommendation of Mr. de Masi, who wished to provide Mr. Iyer with additional incentive to remain employed with the Company in light of the fact that Mr. Galvagni, Mr. Iyer’s former direct supervisor, had recently agreed to terminate his employment with Glu. Mr. Iyer’s 100,000 share refresh stock option grant represented 8.33% of the 1,200,000 shares subject to all refresh stock options awarded to our non-executive officers in April 2010, and was one of the two 100,000 share refresh stock option grants that the Compensation Committee approved in April 2010.

In July 2010, the Compensation Committee awarded Mr. Iyer an option to purchase 125,000 shares in connection with his promotion to Senior Vice President, Research and Development. This grant was made under the 2007 Plan, has an exercise price of $1.30 per share and vests with respect to 25% of the underlying shares on the first anniversary of the grant date and as to 1/48th of the shares of common stock underlying it monthly thereafter. The Compensation Committee believed that this award was merited in light of Mr. Iyer’s key role with Glu and his significantly increased responsibilities. The committee also took note of the fact that Mr. Iyer’s then current equity holdings were significantly below those of our other executive officers, and the significant majority of Mr. Iyer’s stock option holdings were represented by his April 2010 grant.

In August 2010, the Compensation Committee awarded Mr. Mori an option to purchase 200,000 shares in connection with his hiring as our Chief Creative Officer, which option award was recommended in his employment offer letter. This grant was made under the 2007 Plan, has an exercise price of $1.14 per share and vests with respect to 25% of the underlying shares on the first anniversary of the grant date and as to 1/48th of the shares of common stock underlying it monthly thereafter. In determining the appropriateness of this award, the Compensation Committee considered a number of factors, including the size of the awards of our other executive and non-executive officers (including the size of stock option grants for two other non-executive officers, our Vice President of E-commerce and our Vice President of Marketing, who were being hired contemporaneously with Mr. Mori), the recommendation of our management, the compensation level that would be necessary to enable us to retain the services of Mr. Mori and the general experience and knowledge of the committee members with respect to the compensation of public company executive officers in the San Francisco Bay Area.

In October 2010, in connection with their annual review of executive officer compensation, the Compensation Committee approved the granting of stock options to Messrs. de Masi, Ludwig, Iyer and Mori in the amounts of 450,000 shares, 200,000 shares, 200,000 shares and 100,000 shares, respectively. However, due to a provision contained in our 2007 Plan limiting the number of shares that we could award to any of our employees under the 2007 Plan in any calendar year to no more than 333,333 shares, as discussed in further detail in Proposal No. 2 below, the Committee was required to bifurcate the awards to Messrs. de Masi, Ludwig and Iyer into two separate grants (Mr. de Masi’s initial stock option grant that he received in January 2010 was not impacted by this limitation since the Inducement Plan does not contain such a limitation). Consequently, Messrs. de Masi, Ludwig and Iyer received stock option awards in October 2010 for 333,333 shares, 133,333 shares and 108,333 shares, respectively, and the balance of these grants were awarded to these executive officers on January 4, 2011, the first trading day of 2011. Each of these grants were made under the 2007 Plan and vest with respect to 25% of the underlying shares on the first anniversary of the October 2010 grant date (including with respect to the second portion of the awards granted in January 2011) and as to 1/48th of the shares of common stock underlying it monthly thereafter. The stock options awarded in October 2010 have an exercise price of $1.77 per share and the stock options awarded in January 2011 have an exercise price of $2.03 per share. In determining the size of the awards, the Compensation Committee considered the information contained in Compensia’s report, which included an analysis of the Black-Scholes value of the equity awards then held by Messrs. de Masi, Ludwig and Iyer (Mr. Mori’s stock option holdings were not included in this analysis since he had not yet been designated an executive officer when Compensia prepared its report) based on an assumed $3.00 value for our common stock, which was nearly double the then trading price of our common stock. The Compensia report also illustrated that Mr. Ludwig’s long-term incentive value for 2010, based on this Black-Scholes analysis, was slightly above the 25th percentile measured against the Radford survey data and the peer companies selected by Compensia, while Mr. Iyer’s was slightly below the 50th percentile (Mr. de Masi’s initial option grant was not benchmarked against the Chief Executive Officers of the companies included in the Radford survey and those selected by Compensia since initial option grants were almost always higher than annual refresh grants). The Compensation Committee also took into account the success that our executive officers had achieved during 2010 in executing our revised business strategy and addressing our liquidity concerns, which efforts were beginning to positively impact our stock price, and the committee wished to ensure that these executive officers were properly incented to remain with us and were focused on achieving our long-term strategic goals and creating stockholder value. With respect to determining the size of the grant to Mr. Mori, the Compensation Committee also took into account that Mr. Mori had recently received a 200,000 share option grant upon joining us on August 2, 2010.

All of the grants discussed above have a six-year term and have an exercise price equal to the closing price of our common stock on the date of grant. The value of these grants for financial statement reporting purposes is reflected in the “Grants of Plan-Based Awards in 2010” table below. The options granted to our Named Executive Officers in 2010 represented approximately 56.3% of the total number of options that we awarded to all employees in 2010.

To date, we have not awarded shares of restricted stock to our executive officers. Since we have been in a growth phase of our business, the Compensation Committee believes that stock options currently provide a more powerful incentive for our executive officers. However, the Compensation Committee may approve restricted stock awards in the future.

Risk Analysis of Performance-Based Compensation Plans

The Compensation Committee believes that although a significant portion of total target compensation provided to our executive officers is performance-based, our executive compensation programs do not encourage excessive and unnecessary risk-taking. The design of these compensation programs is intended to encourage our executive officers to remain focused on both our short-and long-term operational and financial goals in several key respects. For example, our 2010 Executive Bonus Plan included three financial and operational goals that were closely aligned with our revised business strategy; the committee believed that to the extent our executive officers were able to achieve these goals, it would result in company-wide success and serve to create stockholder value. In addition, the 2010 Executive Bonus Plan did not contain any individual goals, as the Compensation Committee believed it to be preferable to have the annual bonuses for our executives based on objective measures that reflected the achievement of significant corporate operational and financial goals rather than more subjective individual contributions that were not correlated as precisely with the overall success of Glu. Our 2010 Executive Bonus Plan also capped potential bonuses at 150% of the target awards, which we believe limits the incentive for excessive risk-taking by our executives. Finally, all of the stock options granted to our executive officers in 2010 vest with respect to 25% of the underlying shares on the first anniversary of the grant date and as to 1/48th of the underlying shares monthly thereafter, encouraging executive officers to focus on sustained stock price appreciation over the long term.

Severance and Change of Control Payments

Mr. de Masi and Mr. Ludwig each has an agreement with us that provides for payments and benefits if the individual is terminated under certain circumstances within 12 months following a change of control of Glu. In addition, Mr. de Masi’s agreement provides for payments and benefits if he is terminated under certain circumstances in the absence of a change of control of Glu. For a description of these agreements and quantification of these severance and change of control benefits, please see the discussion under “Payments Upon Termination or Change in Control” below. Other than as set forth in these agreements, no executive officer is entitled upon termination to either equity vesting acceleration or cash severance payments.

The Compensation Committee decided to provide these arrangements to Mr. de Masi and Mr. Ludwig in order to mitigate some of the risk that exists for executives working in a small public company, an environment where there is a meaningful likelihood that we may be acquired. These arrangements are also intended to mitigate a potential disincentive to consideration and execution of such an acquisition where the services of these executive officers may not be required by the acquirer. The Compensation Committee decided to also provide Mr. de Masi with severance benefits in the absence of a change in control transaction in order to secure his service as our President and Chief Executive Officer; the Committee believed that such an arrangement was necessary in order to attract and retain a qualified candidate who would likely have employment alternatives available to him that may have appeared to be less risky absent such an arrangement.

Retention Bonus for Mr. Iyer

In December 2009, the Compensation Committee approved cash retention bonus arrangements for five non-executive officers, including Mr. Iyer, to provide stability for these individuals during the initial twelve months of the tenure of our new Chief Executive Officer. These arrangements provided that if Mr. Iyer (and the other non-executive officers) remained employed by us through June 14, 2010, he would receive 40% of his cash retention bonus, and if he remained employed by us through December 15, 2010, he would receive the remaining 60% of his cash retention bonus. The cash retention bonuses for these five non-executive officers ranged from $25,000 to $50,000, with Mr. Iyer and another non-executive officer receiving a $50,000 potential bonus. The Compensation Committee approved the cash retention bonus arrangements because these five non-executive officers were identified by senior management as being key to our continued success and the committee wished to provide them with additional incentive to remain employed by us given the uncertainty surrounding our ongoing search to identify and retain a new President and Chief Executive Officer.

Transitional Employment Agreement with Mr. Chou

On September 28, 2010, we entered into a Transitional Employment Agreement with Kevin S. Chou. Pursuant to the terms of the Transitional Employment Agreement, and in consideration of Mr. Chou continuing his employment through October 15, 2010 and agreeing to perform up to 20 hours of consulting services for Glu between October 15, 2010 and December 15, 2010, we provided Mr. Chou with the following benefits:

•	A lump sum payment of $90,000 (an amount equal to 4.5/12 of Mr. Chou’s current base salary of $240,000);

•	A payment equal to the amount Mr. Chou would have received under our 2010 Executive Bonus Plan had Mr. Chou been employed with Glu on the date bonuses were paid under the 2010 Executive Bonus Plan;

•	reimbursement for up to ten months of premiums for continuation coverage for him (and any eligible dependents) pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”);

•	an extension of the post-termination exercise period applicable to his vested stock options until August 15, 2011; and

•	the right to keep his laptop computer and iPhone.

The Compensation Committee believed that the terms of the Transitional Employment Agreement with Mr. Chou were appropriate given his willingness to ensure a smooth transition of the General Counsel position, including agreeing to provide up to 20 hours of consulting services for Glu between October 15, 2010 and December 15, 2010, and his contributions to Glu since joining the company in July 2006.

Other Benefits

Executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, disability, and accidental death and dismemberment insurance and our 401(k) plan, in each case on the same basis as other employees. As part of our cost-reduction efforts, in February 2009 we elected to indefinitely suspend our 401(k) match for U.S. employees, which includes all of our current executive officers. We also provide vacation and other paid holidays to most of our employees which are comparable to those provided at peer companies. Although our executive officers also receive such paid holidays, as of July 2009 as part of cost-reduction efforts, they no longer accrue vacation time which, if unused, is paid to them when their employment with Glu terminates. There were no special benefits or perquisites provided to any executive officer in 2010.

Financial Restatements

The Compensation Committee has not adopted a policy with respect to whether we will make retroactive adjustments to any cash- or equity-based incentive compensation paid to executive officers (or others) where the payment was predicated upon the achievement of financial results that were subsequently the subject of a restatement. The Compensation Committee has considered the adoption of such a policy, but believes that this issue would be best addressed when and if the need actually arises, after all of the facts regarding the restatement are known.

Role of Executive Officers in Compensation Decisions

For compensation decisions relating to executive officers other than our Chief Executive Officer, the Chief Executive Officer, as the manager of the members of the executive team, assesses each individual’s contributions to their respective goals and makes a recommendation to the Compensation Committee regarding any merit-based adjustment to salary, the amount of cash bonus and bonus level for the coming year and replenishment stock option or other equity compensation grant. The Compensation Committee evaluates, discusses and modifies or approves these recommendations and conducts a similar evaluation of our Chief Executive Officer’s contributions to corporate goals and achievement of individual goals. Consistent with our compensation philosophy, each employee’s evaluation begins with a written self-assessment, the supervisor’s own evaluation of the employee’s performance and input from others within Glu. Our Chief Executive Officer bases his recommendations in part upon annual performance reviews of our executive officers, including a review of self-evaluations prepared by such executive officers. The Compensation Committee may exercise its discretion in modifying any recommended compensation adjustments or awards to executive officers. Compensation Committee meetings during 2010 typically included, for all or a portion of each meeting, not only the Compensation Committee members but also our Chief Executive Officer, our Chief Financial Officer, our Vice President and General Counsel and our Head of Global Human Resources. Any executive officers attending a Compensation Committee meeting excused himself for those portions of the meeting in which his own compensation was discussed or considered.

Equity Granting Policy

Equity awards may be granted by either the Compensation Committee or our Stock Option Administration Committee, which is currently comprised of our Chief Executive Officer, our Chief Financial Officer and our Vice

President and General Counsel. The Compensation Committee has delegated authority to our Stock Option Administration Committee to grant equity awards to employees who are not executive officers and do not report to the Chief Executive Officer, up to a certain number of shares per individual, as specified by the Compensation Committee. In order for the Stock Option Administration Committee to act, our Chief Executive Officer and at least one other member of that committee must vote. The Stock Option Administration Committee reports to the Compensation Committee awards approved by the Stock Option Administration Committee promptly after any such approvals. Equity grants made to individuals who report to our Chief Executive Officer or to individuals who receive amounts above the stated share limit per individual must be approved by the Compensation Committee.

Equity awards are typically granted on regularly scheduled Stock Option Administration Committee meetings held on the second Tuesday of each month. The only exception is for new hire or promotion grants that require Compensation Committee approval, which grants are generally approved at or around the time the individual is hired or promoted. The Stock Option Administration Committee does not have discretion to set other grant dates for awards made pursuant to its delegated authority. Our annual performance-related awards for our executive officers are currently made at the Compensation Committee meeting held during our fourth quarter, at which the Compensation Committee reviews executive compensation for the upcoming year.

Other than as described in this CD&A and under the sections in this proxy statement titled “Director Compensation” above, we do not have any program, plan or obligation that requires us to grant equity compensation on specified dates.

The exercise price of a newly granted option (i.e., not an option assumed or substituted in connection with a corporate transaction) is the closing price of our common stock on the date of grant.

Tax and Accounting Treatment of Compensation

In designing our compensation programs, the Compensation Committee considers the financial accounting and tax consequences to the Company, as well as the tax consequences to our employees. We account for equity compensation paid to our employees under the rules of FASB ASC Topic 718 (formerly SFAS 123R), which requires us to estimate and record an expense for each award of equity compensation over the service period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued. Management considers the FASB ASC Topic 718 cost of outstanding equity awards as part of our equity grant recommendations to the Compensation Committee.

Section 162(m) of the Code places a limit of $1 million on the amount of compensation that we may deduct in any one year with respect to our Chief Executive Officer, our Chief Financial Officer and each of our three most highly paid executive officers. There is an exception to the $1 million limitation for performance-based compensation meeting certain requirements. To qualify for the exemption, we asked our stockholders to approve a limit under our 2007 Plan on the maximum number of shares for which a participant may be granted stock options in any calendar year. Because this limit was adopted, any compensation deemed paid to an executive officer when he or she exercises an option with an exercise price that is at least equal to the fair market value of the option shares on the grant date should qualify as performance-based compensation and should not be subject to the $1 million deduction limitation. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy requiring all compensation to be deductible. However, to date we have not exceeded the $1 million limit for any executive officer. Moreover, exceeding that limitation may not result in the current payment of increased federal income taxes due to our significant net operating loss carryforward and the fact that we have not achieved sustained profitability.

We currently intend that all cash compensation paid will be tax deductible for us. However, with respect to equity compensation awards, while any gain recognized by an employee from a nonstatutory option should be deductible, if an option is an incentive stock option, we will not be able to deduct any gain recognized by the employee unless there is a disqualifying disposition by the employee.

We also consider the tax impact to employees in designing our compensation programs, particularly our equity compensation programs. For example, employees generally control the timing of taxation with respect to stock options. We structure cash bonus compensation so that it is taxable to our employees at the time it becomes available to them.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed this Compensation Disclosure and Analysis set forth above with our management. Based on its review and discussions, the Compensation Committee recommended to our Board that the Compensation Disclosure and Analysis be included in this proxy statement.

Matthew A. Drapkin (Chair)
Hany M. Nada
Benjamin T. Smith, IV

EXECUTIVE COMPENSATION

Please see Item 10 “Directors, Executive Officers and Corporate Governance” in our Annual Report on Form 10-K for the year ended December 31, 2010, which accompanies these proxy materials, regarding the identity of our executive officers and their respective business experience.

Summary Compensation Table

The following table shows compensation earned during 2010 by our Named Executive Officers. For information about employment contracts, termination of employment and change-of-control arrangements between Glu and the Named Executive Officers, see “Potential Payments upon Termination or Change in Control” below.

								Non-Equity
						Option		Incentive Plan	All Other
Name and	Fiscal	Salary		Bonus		Awards		Compensation	Compensation	Total
Principal Position	Year	($)		($)		($) (1)		($) (2)	($) (3)	($)

Niccolo M. de Masi(4)	2010	350,000		—		1,083,366		357,000	—	1,790,366
Former President and Chief Executive Officer
William J. Miller(5)	2010	3,365		—		—	(7)	—	—	3,365
Former Interim President	2009	31,250		13,000	(6)	33,930	(7)	—	—	78,180
and Chief Executive Officer
Eric R. Ludwig	2010	275,000		—		223,566		210,375	—	708,941
Senior Vice President, Chief	2009	259,712		—		103,596		—	—	363,308
Financial Officer and Chief Administrative Officer	2008	241,164		6,904	(8)	95,548		31,771	—	375,387
Kal Iyer(9)	2010	221,654		50,000	(10)	244,064		91,800	—	607,518
Senior Vice President,
Research and Development
Giancarlo Mori(11)	2010	93,077		—		209,450		35,063	—	337,590
Chief Creative Officer
Kevin S. Chou(12)	2010	293,405	(13)	—		25,255		122,400	—	441,060
Former Vice President	2009	233,712		—		49,237		—	520	283,469
and General Counsel	2008	208,333		35,000	(14)	17,314		21,525	4,855	287,027

(1)	Amounts shown in this column do not reflect dollar amounts actually received by the officer. Instead, these amounts reflect the aggregate full grant date fair value calculated in accordance with FASB ASC Topic 718. See Note 10 — Stock Option and Other Benefit Plans — in the notes to consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2010 for a description of the ASC Topic 718 methodology and assumptions. The number of stock options granted in 2010 to our Named Executive Officers is shown in the “Grants of Plan-Based Awards in 2010” table included below.

(2)	The amounts represent total performance-based bonuses that were earned during the given year, and paid in the quarter following when the bonus was earned, under our executive bonus plan. See the “Compensation Discussion and Analysis” section of this proxy statement and the “Grants of Plan-Based Awards in 2010” table included below for further information regarding our 2010 Executive Bonus Plan.

(3)	Represents matching contributions under our 401(k) plan (such matching contributions were discontinued in February 2009).

(4)	Mr. de Masi was appointed as our President and Chief Executive Officer effective as of January 4, 2010.

(5)	Mr. Miller was appointed as our interim President and Chief Executive Officer on December 1, 2009 and served in such capacity until Mr. de Masi began serving as our President and Chief Executive Officer on January 4, 2010.

(6)	Represents a bonus awarded to Mr. Miller in recognition of his contributions as our interim President and Chief Executive Officer.

(7)	Represents the aggregate full grant date fair value of the stock option we awarded to Mr. Miller in 2009 in connection with his appointment as our interim President and Chief Executive Officer and does not include the aggregate full grant date fair value of the other stock options we granted to Mr. Miller in 2008, 2009 or 2010 which related to his service as one of our directors. For information regarding the full grant date fair value of the stock options we awarded to Mr. Miller in 2010 related to his service as one of our directors, see the “Director Compensation” section of this proxy statement.

(8)	Represents a bonus earned in connection with Mr. Ludwig’s service as our interim Chief Financial Officer.

(9)	Mr. Iyer joined us in 2003 and was designated an executive officer on July 15, 2010 when he was promoted to Senior Vice President, Research and Development.

(10)	Represents a retention bonus paid to Mr. Iyer for his continued service with the Company through December 15, 2010. For more information regarding Mr. Iyer’s retention bonus, see “Compensation Discussion and Analysis — Retention Bonus for Mr. Iyer.”

(11)	Mr. Mori joined the Company on August 2, 2010.

(12)	Mr. Chou’s employment with the Company terminated as of October 15, 2010.

(13)	Includes $90,000 in severance payments.

(14)	Represents a $10,000 bonus earned in connection with Mr. Chou’s efforts on one of our acquisitions and a $25,000 bonus for Mr. Chou’s service as our interim Vice President of Human Resources from May 2008 to August 2008.

For a description of the payments we made to Mr. Chou in 2010 in connection with his termination of service with Glu, please see the “Potential Payments Upon Termination or Change in Control” section of this proxy statement.

Grants of Plan-Based Awards in 2010

The following table provides information for the Named Executive Officers, other than Mr. Miller, about equity awards granted under during 2010 and cash bonus awards for which they were eligible in 2010 under our 2010 Executive Bonus Plan. Mr. Miller was not eligible to earn a bonus under our Executive Bonus Plan nor did he receive an option in his capacity as one of our officers during 2010. For information regarding the stock options that we awarded to Mr. Miller in 2010 related to his service as one of our directors, see the “Director Compensation” section of this proxy statement. Except as indicated below, all stock options were issued under our 2007 Plan.

		Estimated Future			Number of
		Payouts Under Non-			Securities	Exercise	Grant Date
		Equity Incentive			Underlying	Price of	Fair Value
	Grant	Plan Awards(1)			Options	Option	of Option
Name	Date	Threshold	Target	Maximum	Awards(2)	Awards	Awards(3)

Niccolo M. de Masi	07/29/10	$56,000	$280,000	$420,000
	01/04/10				1,250,000 (4)	$1.21	$777,000
	10/21/10				333,333 (5)	1.77	306,366
Eric R. Ludwig	07/29/10	33,000	165,000	247,500
	04/08/10				200,000	0.99	101,020
	10/21/10				133,333 (5)	1.77	122,546
Kal Iyer	07/29/10	19,200	96,000	144,000
	04/13/10				100,000	1.19	60,720
	07/15/10				125,000	1.30	83,775
	10/21/10				108,333 (5)	1.77	99,569
Giancarlo Mori	07/29/10	13,200	66,000	99,000
	08/11/10				200,000	1.14	117,540
	10/21/10				100,000	1.77	91,910
Kevin S. Chou	07/29/10	19,200	96,000	144,000
	04/08/10				50,000	0.99	25,255

(1)	For 2010, all of the Named Executive Officers other than Mr. Miller were eligible to earn a bonus under our 2010 Executive Bonus Plan based on the Company achieving certain objectives related to operational smartphone revenues for the fourth quarter of 2010, the average number of daily active users of the Company’s smartphone games in December 2010 and the Company’s net cash balance at December 31, 2010. The “Threshold” column represents the smallest total bonus that could have been earned under our 2010 Executive Bonus Plan if we had met the net cash goal, which accounted for 20% of the total target bonus, but did not achieve the operational smartphone revenues or daily active users goals, which each accounted for 40% of the total target bonus. The “Target” column represents the target bonus that could have been earned by each executive if we achieved each of the three objectives at 100% of plan. The “Maximum” column represents the maximum total bonus that could have been earned under our 2010 Executive Bonus Plan if we had exceeded all of these goals and achieved the 50% in potential supplemental bonus compensation, with the Named Executive Officers eligible to receive up to 150% of their target bonus. For more details on our 2010 Executive Bonus Plan, see “Compensation Discussion and Analysis” above.

(2)	Each option vests as to 25% of the underlying shares of common stock on the first anniversary of the grant date and as to 1/48th of the underlying shares monthly thereafter. The options held by Mr. de Masi and Mr. Ludwig are subject to accelerated vesting upon certain events following a change of control event, as discussed in “— Severance and Change of Control Agreements” below.

(3)	Amounts shown in this column do not reflect dollar amounts actually received by the officer. Instead, these amounts reflect the aggregate full grant date fair value calculated in accordance with FASB ASC Topic 718. See Note 10 — Stock Option and Other Benefit Plans — in the notes to consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2010 for a description of the ASC Topic 718 methodology and assumptions.

(4)	This stock option was issued under our Inducement Plan.

(5)	In October 2010, in connection with their annual review of executive officer compensation, the Compensation Committee approved the granting of stock options to Messrs. de Masi, Ludwig and Iyer in the amounts of 450,000 shares, 200,000 shares and 200,000 shares, respectively. However, due to a provision contained in our 2007 Plan limiting the number of shares that we could award to any of our employees under the 2007 Plan in any calendar year to no more than 333,333 shares, as discussed in further detail in Proposal No. 2 below, the Committee was required to bifurcate these awards into two separate grants. Consequently, Messrs. de Masi, Ludwig and Iyer received stock option awards in October 2010 for 333,333 shares, 133,333 shares and 108,333 shares, respectively, and the balance of these grants were awarded to these executive officers on January 4, 2011, the first trading day of 2011.

Outstanding Equity Awards at the End of 2010

The following table provides information with respect to outstanding stock options held by our Named Executive Officers as of December 31, 2010.

		Number of Securities			Option	Option
	Grant	Underlying Options(1)(2)			Exercise	Expiration
Name	Date	Exercisable		Unexercisable	Price($)(3)	Date

Niccolo M. de Masi	01/04/10	—		1,250,000	1.21	01/04/16
	10/21/10 (4)	—		333,333	1.77	10/21/16

Total:		—		1,583,333

William J. Miller(5)	03/21/07	33,000	(6)	—	11.50	03/21/17
	04/20/07	333	(6)	—	11.88	04/20/17
	06/04/08	31,185		—	4.81	06/04/14
	05/29/09	20,100	(7)	—	0.76	05/29/15
	08/07/09	16,363	(8)	—	1.07	08/07/15
	12/01/09	25,000	(9)	—	1.05	12/01/15
	06/03/10	10,050	(7)	10,050	1.51	06/03/16

Total:		136,031		10,050

Eric R. Ludwig	07/20/06	49,453		—	3.90	07/20/16
	09/07/06	49,999		—	10.53	09/07/16
	11/29/07	50,104		14,896	5.95	11/29/13
	04/28/08	26,666		13,334	4.39	04/28/14
	10/31/08	48,750		41,250	0.89	10/31/14
	05/21/09	15,833		24,167	0.78	05/21/15
	08/07/09	60,000	(10)	—	1.07	08/07/15
	12/16/09	35,000		105,000	1.0648	12/16/15
	04/08/10	—		200,000	0.99	04/08/16
	10/21/10	—		133,333	1.77	10/21/16

Total:		335,855		531,980

Kal Iyer	04/14/09	10,416		14,584	0.711	04/14/15
	05/21/09	9,201	(11)	8,235	0.78	05/21/15
	12/16/09	15,000	(12)	—	1.0648	12/16/15
	04/13/10	—		100,000	1.19	04/13/16
	07/15/10	—		125,000	1.30	07/15/16
	10/21/10	—		108,333	1.77	10/21/16

Total:		34,617		356,152

Giancarlo Mori	08/11/10	—		200,000	1.14	08/11/16
	10/21/10	—		100,000	1.77	10/21/16

Total:		—		300,000

Kevin S. Chou	07/20/06	63,333		—	3.90	08/15/11	(13)
	01/25/07	15,276		—	10.65	08/15/11	(13)
	11/29/07	28,332		—	5.95	08/15/11	(13)
	10/31/08	26,353		—	0.89	08/15/11	(13)
	05/21/09	8,333		—	0.78	08/15/11	(13)

Total:		141,627		—

(1)	Except as otherwise described in these footnotes, each option was granted under our 2007 Plan and vests with respect to 25% of the underlying shares on the first anniversary of the grant date and as to 1/48th of the shares of common stock underlying it monthly thereafter.

(2)	We have entered into the severance agreements described under “— Potential Payments upon Termination or Change in Control” below, which provide for accelerating of vesting of certain equity awards made or to be made to Mr. de Masi and Mr. Ludwig if certain events occur following a change of control of the Company.

(3)	Represents the fair market value of a share of our common stock on the option’s grant date, as determined by our Board, or if the grant date was after our initial public offering, the closing price of our common stock on the NASDAQ Global Market on the grant date.

(4)	This option was granted under our Inducement Plan.

(5)	All of the options granted to Mr. Miller were granted to him in connection with his service as one of our directors other than the option described in footnote (9) below, which option was granted to Mr. Miller in connection with his appointment as our interim President and Chief Executive Officer.

(6)	This option vested with respect to 16 2/3% of the underlying shares on the six-month anniversary of the grant date and thereafter vested in equal monthly installments over the next 30 months.

(7)	This option vests in equal monthly installments over one year.

(8)	This option vested and became exercisable on a monthly basis, beginning as of July 1, 2009 (the “Vesting Start Date”), as to 9.09% of the underlying shares on the one-month anniversary of the Vesting Start Date and as to an additional 9.09% of the underlying shares on each monthly anniversary thereafter, for as long as Mr. Miller served as a co-chairman of our Board. This option ceased vesting on January 4, 2010 when Mr. Miller was no longer serving as a co-chairman of our Board.

(9)	This option initially covered 75,000 shares and was to vest and become exercisable in equal 25,000 share monthly installments over three months, subject to Mr. Miller’s continued service as our interim President and Chief Executive Officer. This option ceased vesting on January 4, 2010 when Mr. Miller was no longer serving as our interim President and Chief Executive Officer.

(10)	This option was to vest and become exercisable with respect to 50% of the underlying shares on the date that a new Chief Executive Officer joined Glu (the “Start Date”) and the remaining 50% of the underlying shares vest and become exercisable on the six-month anniversary of the Start Date. Our Board deemed the appointment of Mr. Miller as our interim President and Chief Executive Officer on December 1, 2009 to be the Start Date, and therefore the option fully vested on May 1, 2010.

(11)	Represents multiple options that were granted to Mr. Iyer in exchange for his existing out-of-the-money options that were cancelled in connection with our option exchange program that we completed in May 2009.

(12)	This option became vested with respect to 100% of the underlying shares on the first anniversary of the grant date.

(13)	In connection with Mr. Chou’s separation with the Company, the deadline for exercising his stock option was extended until August 15, 2011.

Option Exercises and Stock Vested in 2010

None of our Named Executive Officers exercised any of his stock options or had stock awards that vested during 2010.

Pension Benefits and Nonqualified Deferred Compensation

We do not provide any pension benefits or a nonqualified deferred compensation plan to the Named Executive Officers.

Potential Payments upon Termination or Change in Control

Mr. de Masi

In connection with the appointment of Niccolo de Masi as our President and Chief Executive Officer effective as of January 4, 2010, we entered into both an Employment Agreement and a Change of Control Severance Agreement with Mr. de Masi.

The Employment Agreement provides that should Mr. de Masi terminate his employment for “good reason” or be terminated, other than for “cause” or disability, at any time, other than within twelve months after a “change in control transaction,” and Mr. de Masi delivers to Glu a signed agreement and general release, then Mr. de Masi will be entitled to the following severance benefits:

•	twelve months of his then-current annual base salary;

•	his annual bonus for such calendar year, based on the target potential amount (not the amount actually payable);

•	each of his outstanding and not fully vested equity awards shall become vested and exercisable as to an additional 25% of the shares originally subject to each of his outstanding and not fully vested equity awards; and

•	up to twelve months of continuation coverage for him (and any eligible dependents) pursuant to COBRA.

The Change of Control Severance Agreement provides that should Mr. de Masi terminate his employment for “good reason” or be terminated, other than for “cause” or disability, at any time within twelve months after a “change in control transaction” and Mr. de Masi delivers to Glu a signed agreement and general release, then Mr. de Masi will be entitled to the same severance benefits set forth above, except that he will receive vesting as to an additional 50% (rather than 25%) of the shares originally subject to each of his outstanding and not fully vested equity awards.

Mr. Ludwig

On October 10, 2008, we entered into a severance agreement with Eric R. Ludwig, our Senior Vice President, Chief Financial Officer and Chief Administrative Officer, under which, should Mr. Ludwig terminate his employment for “good reason” or be terminated, other than for “cause” or disability, within 12 months after a “change in control transaction,” he would continue for six months to receive his then-current base salary and benefits (other than any prospective bonus) he might have been eligible to receive. Mr. Ludwig will also be eligible to receive a partial bonus prorated for the portion of the relevant period served by him prior to the termination. Additionally, Mr. Ludwig’s outstanding unvested options or outstanding shares of common stock subject to our lapsing right of repurchase would become vested as to an additional 50% of the shares originally subject to that option or lapsing repurchase right. Finally, Mr. Ludwig would receive reimbursement for up to 12 months of COBRA premiums.

The following are the definitions generally used in the severance agreements and retention arrangements described for the Named Executive Officers above:

“Cause” is defined to mean (1) the executive’s committing an act of gross negligence, gross misconduct or dishonesty, or other willful act, including misappropriation, embezzlement or fraud, that materially adversely affects us or any of our customers, suppliers or partners, (2) his personal dishonesty, willful misconduct in the performance of services for us, or breach of fiduciary duty involving personal profit, (3) his being convicted of, or pleading no contest to, any felony or misdemeanor involving fraud, breach of trust or misappropriation or any other act that our Board reasonably believes in good faith has materially adversely affected, or upon disclosure will materially adversely affect, us, including our public reputation, (4) any material breach of any agreement with us by him that remains uncured for 30 days after written notice by us to him, unless that breach is incapable of cure, or any other material unauthorized use or disclosure of our confidential information or trade secrets involving personal benefit or (5) his failure to follow the lawful directions of our Board or, if he is not the Chief Executive Officer, the lawful directions of the Chief Executive Officer, in the scope of his employment unless he reasonably believes in good faith that these directions are not lawful and notifies our Board or Chief Executive Officer, as the case may be, of the reasons for his belief.

A “change in control transaction” is defined to mean the closing of (1) a merger or consolidation in one transaction or a series of related transactions, in which our securities held by our stockholders before the merger or consolidation represent less than 50% of the outstanding voting equity securities of the surviving corporation after the transaction or series of related transactions, (2) a sale or other transfer of all or substantially all of our assets as a going concern, in one transaction or a series of related transactions, followed by the distribution to our stockholders of any proceeds remaining after payment of creditors or (3) a transfer of more than 50% of our outstanding voting equity securities by our stockholders to one or more related persons or entities other than Glu in one transaction or a series of related transactions.

“Good reason” is defined to mean the executive’s resignation of employment from Glu expressly based on the occurrence of any of the following conditions, without the executive’s informed written consent, provided, however, that with respect to each of the following conditions, the executive must (a) within 90 days following its occurrence, deliver to us a written notice explaining the specific basis for the executive’s belief that he is entitled to terminate his employment due to an Involuntary Termination and (b) give us an opportunity to cure any of the following within 30 days following delivery of such notice and explanation: (1) a material reduction in his duties, position or responsibilities, or his removal from these duties, position and responsibilities, unless he is provided with a position of substantially equal or greater organizational level, duties, authority and compensation; provided, however, that a change of title, in and of itself, or a reduction of duties, position or responsibilities solely by virtue of our being acquired and made part of a larger entity will not constitute an “Involuntary Termination,” (2) a greater than 15% reduction in his then current annual base compensation that is not applicable to our other executive officers or (3) without his express written consent, a relocation to a facility or a location more than 30 miles from his then current location of employment. Involuntary Termination does not include a termination of employment for death or permanent disability.

The following table below estimates as of December 31, 2010 the potential payments to each of our Named Executive Officers should the Named Executive Officer terminate his employment for “good reason” or be terminated other than for “cause” or disability either (1) within 12 months following a “change in control transaction” or (2) or in the absence of a “change in control transaction.”

		Termination Without	Termination Without
		Cause or by Named	Cause or by Named
		Executive Officer for	Executive Officer for
		Good Reason Within 12 Months	Good Reason Absent a
		Following	Change in Control
	Benefits	Change in Control Transaction	Transaction

Niccolo de Masi	Severance	$350,000	$350,000
	Bonus	280,000	280,000
	Equity Acceleration(1)	587,500 (3)	293,750 (4)
	COBRA Premium(2)	11,972	11,972
	Total Value	1,229,472	935,722
William J. Miller	Severance	—	—
	Bonus	—	—
	Equity Acceleration	—	—
	COBRA Premium	—	—
	Total Value	—	—
Eric R. Ludwig	Severance	137,500	—
	Bonus	(5)	—
	Equity Acceleration(1)	261,776 (3)	—
	COBRA Premium(2)	17,187	—
	Total Value	416,463 (5)	—
Kal Iyer	Severance	—	—
	Bonus	—	—
	Equity Acceleration	—	—
	COBRA Premium(2)	—	—
	Total Value	—	—
Giancarlo Mori	Severance	—	—
	Bonus	—	—
	Equity Acceleration	—	—
	COBRA Premium(2)	—	—
	Total Value	—	—
Kevin Chou(6)	Severance	—	—
	Bonus	—	—
	Equity Acceleration	—	—
	COBRA Premium	—	—
	Total Value	—	—

(1)	These amounts are calculated by aggregating the sums determined by multiplying, for each award, (i) the number of accelerated stock options by (ii) the positive difference, if any, between the closing price per share of our common stock on the NASDAQ Global Market on December 31, 2010, which was $2.07, and the option exercise price per share.

(2)	COBRA payout amounts are estimated based on the cost of the monthly premium and represent coverage for medical, dental and vision insurance.

(3)	Reflects acceleration of vesting of 50% of the shares originally subject to that option.

(4)	Reflects acceleration of vesting of 25% of the shares originally subject to that option.

(5)	Mr. Ludwig would be eligible to receive a partial bonus prorated for the portion of the relevant period served by him prior to the termination.

(6)	Mr. Chou’s employment with Glu terminated on October 15, 2010 and he received the payments described under “Compensation Discussion and Analysis — Transitional Employment Agreement with Mr. Chou” above.

EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plan Table

The following table sets forth certain information, as of December 31, 2010, concerning securities authorized for issuance under all of our equity compensation plans: our 2001 Second Amended and Restated Stock Option Plan (the “2001 Plan”), which plan terminated upon the adoption of the 2007 Plan, 2007 Employee Stock Purchase Plan (the “ESPP”) and the Inducement Plan. Each of the 2007 Plan and ESPP contains an “evergreen” provision, pursuant to which on January 1st of each year we automatically add 3% and 1%, respectively, of our shares of common stock outstanding on the preceding December 31st to the shares reserved for issuance under each plan; the evergreen provision for our 2007 Plan expired after the most recent increase on January 1, 2011, while the evergreen provision for our 2007 ESPP expires after the scheduled increase on January 1, 2015. In addition, pursuant to a “pour over” provision in our 2007 Plan, options that are cancelled, expired or terminated under the 2001 Plan are added to the number of shares reserved for issuance under our 2007 Plan.

Number of
Securities
Remaining Available
	Number of			for Future Issuance
	Securities to be			Under Equity
	Issued Upon		Weighted-Average	Compensation Plans
	Exercise of		Exercise Price of	(Excluding
	Outstanding		Outstanding	Securities
	Options, Warrants		Options, Warrants	Reflected in Column
Plan Category	and Rights		and Rights	(a))
	(a)		(b)	(c)

Equity compensation plans approved by security holders	5,548,021		$2.15	4,525,536	(1)
Equity compensation plans not approved by security holders	1,380,592	(2)	1.51	38,653	(3)

Total:	6,928,613		$2.02	3,166,445	(4)

(1)	Represents 4,109,679 shares available for issuance under our the 2007 Plan, which plan permits the grant of incentive and non-qualified stock options, stock appreciation rights, restricted stock, stock awards and restricted stock units; and 415,857 shares available for issuance under the ESPP. In addition, 307,650 shares subject to outstanding options under the 2001 Plan may be re-issued under the 2007 Plan pursuant to the pour over provision described above.

(2)	Represents outstanding options under the Inducement Plan.

(3)	Represents shares available for issuance under the Inducement Plan, which plan permits the grant of nonstatutory stock options.

(4)	Excludes 1,337,531 shares available for issuance under the 2007 Plan and 445,844 shares available for issuance under the ESPP, which in each case were added to the respective share reserve on January 1, 2011 pursuant to the evergreen provisions described above.

Equity Compensation Plans Not Approved by Security Holders

In March 2008, in connection with our acquisition of Superscape Group plc, our Board adopted the Inducement Plan to augment the shares available under our existing 2007 Plan. The Inducement Plan, which has a ten-year term, did not require the approval of our stockholders. We initially reserved 600,000 shares of our common stock for grant and issuance under the Inducement Plan, and on December 28, 2009, the Compensation Committee of our Board increased the number of shares reserved for issuance under the Inducement Plan to 1,250,000 shares in connection with the appointment of Niccolo M. de Masi as our new President and Chief Executive Officer. We may only grant Nonqualified Stock Options (“NSOs”) under the Inducement Plan and grants under the Inducement Plan may only be made to persons not previously an employee or director of Glu, or following a bona fide period of non-employment, as an inducement material to such individual’s entering into employment with us and to provide incentives for such persons to exert maximum efforts for our success. We may grant NSOs under the Inducement Plan at prices less than 100% of the fair value of the shares on the date of grant, at the discretion of our Board. The fair value of our common stock is determined by the last sale price of our stock on the NASDAQ Global Market on the date of determination. If any option granted under the Inducement Plan expires or terminates for any reason without being exercised in full, the unexercised shares will be available for grant by us under the Inducement Plan. All outstanding NSOs are subject to adjustment for any future stock dividends, splits, combinations, or other changes in capitalization as described in the Inducement Plan. If we were acquired and the acquiring corporation did not assume or replace the NSOs granted under the Inducement Plan, or if we were to liquidate or dissolve, all outstanding awards will expire on such terms as our Board determines.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

Our Nominating and Governance Committee has adopted a written related-person transactions policy. The Nominating and Governance Committee reviews transactions that may be “related-person transactions,” which are transactions between Glu and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For purposes of the policy, a related person is a director, executive officer, nominee for director, or a greater than 5% beneficial owner of our common stock, in each case the beginning of our last fiscal year, and their immediate family members.

This policy provides that, barring special facts or circumstances, a related person does not have a direct or indirect material interest in the following categories of transactions:

•	employment-related compensation to executive officers that is approved by the Compensation Committee;

•	compensation to non-employee directors that is reported in our proxy statement;

•	any transaction with another company to which the related party’s only relationship is as a director, beneficial owner of less than 10% of that company’s shares, or employee (other than an executive officer), if the aggregate amount involved does not exceed the greater of $500,000 or 2% of that company’s total annual revenues;

•	any transaction where the related party’s interest arises solely from the ownership of our common stock and all holders of our common stock receive the same benefit on a pro rata basis (e.g., a dividend); and

•	ordinary course business travel and expenses, advances and reimbursements.

In determining whether to approve or ratify a related-person transaction, the Nominating and Governance Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, the extent of the related party’s interest in the transaction, the benefits to Glu of the transaction, the potential impact on a director’s independence and whether the transaction would impair the judgment of a director or executive officer to act in the best interests of Glu and its stockholders.

Certain Transactions with Related Persons

Private Placement

On August 27, 2010, we completed a private placement transaction (the “Private Placement”) in which we issued and sold to certain investors an aggregate of 13,495,000 shares of our common stock at $1.00 per share and warrants exercisable to purchase up to 6,747,500 shares of our common stock at $1.50 per share for initial gross proceeds of approximately $13.5 million (excluding any proceeds we may receive upon exercise of the warrants). Matthew A. Drapkin, Hany M. Nada and A. Brooke Seawell, each of whom is a member of the Board, are affiliated with entities that acquired shares in the Private Placement. Mr. Drapkin and his partner, Steven R. Becker, also personally invested in the Private Placement. The terms of the Private Placement were negotiated by a Special

Committee of our Board, and none of Mr. Drapkin, Mr. Nada or Mr. Seawell was a member of, nor participated in, any meetings of the Special Committee (Mr. Drapkin was not yet a member of our Board when the primary terms were negotiated). The following table sets forth the number of shares of our common stock and warrants to purchase shares of our common stock that each of the above individuals purchased in the Private Placement:

		Number of Shares
	Number of Shares	Subject to Warrants
	Purchased in	Purchased in
Name	Private Placement	Private Placement

Becker Drapkin Partners(1)	3,000,000	1,500,000
Granite Global Ventures(2)	2,000,000	1,000,000
New Enterprise Associates 10, L.P.(3)	750,000	375,000
Matthew A. Drapkin(1)	200,000	100,000
Steven R. Becker(1)	200,000	100,000

(1)	BC Advisors, LLC (“BCA”) is the general partner of Becker Drapkin Management, L.P., which is the general partner of each of Becker Drapkin Partners (QP), L.P. and Becker Drapkin Partners, L.P. Messrs. Drapkin and Becker are the sole members of BCA. Through their control of BCA, Messrs. Drapkin and Becker possess sole voting and investment control over our shares held by the funds named above. Messrs. Drapkin and Becker disclaim beneficial ownership of the shares beneficially owned by each of these funds except to the extent of his pecuniary interest therein.

(2)	Mr. Nada is a managing director of the general partner of Granite Global Ventures II L.P. and GGV II Entrepreneurs Fund L.P., which have nine individual managing directors, and shares voting and investment power with respect to the shares held by these entities with the other managing directors of the general partner. Mr. Nada disclaims beneficial ownership of these shares except to the extent of his individual pecuniary interests in these entities

(3)	Mr. Seawell is a venture partner of NEA Development Corp., an entity that provides administrative services to both New Enterprise Associates 10, L.P. and NEA Partners 10, L.P., which is the sole general partner of New Enterprise Associates 10, L.P. Mr. Seawell does not have voting or dispositive power with respect to any of the shares held by these entities, and disclaims beneficial ownership of any securities held by these entities, except to the extent of his proportionate pecuniary interests in these entities.

Indemnification Agreements

Our Board and stockholders have approved, and we have entered into, indemnity agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnity agreements may require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnity agreements may also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers. We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these officers and directors pursuant to our indemnification obligations or otherwise as a matter of law.

Other than the Private Placement and the indemnification agreements and the compensation arrangements that are described above in “Director Compensation,” “Compensation Discussion and Analysis” and “Executive Compensation and Related Information,” since January 1, 2010, we have not been a party to any transaction or series of similar transactions in which the amount involved exceeded or will exceed $120,000 and in which any director, nominee for director, executive officer, holder of more than 5% of our common stock or certain persons or entities affiliated with them had or will have a material interest.

See also “Corporate Governance — Director Independence” for information the Board considered in determining the independence of three of our directors — Ann Mather, William J. Miller and A. Brooke Seawell.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board is composed of Messrs. Miller, Nada and Seawell, each of whom is an independent director, as independence for audit committee members is defined in The NASDAQ Stock Market’s listing standards. Mr. Miller was appointed to the Audit Committee in January 2011 in connection with the rotation of Ms. Mather from the Audit Committee to the Nominating and Governance Committee. In addition, Mr. Seawell was appointed to the Audit Committee in April 2010 in connection with the rotation of one of our former directors, Daniel L. Skaff, from the Audit Committee.

The members of the Audit Committee assist the Board in fulfilling its responsibilities relating to the oversight of the accounting, financial reporting, internal controls, financial practices and audit activities of Glu and its subsidiaries.

In fulfilling its oversight role, the Audit Committee has reviewed and discussed Glu’s audited financial statements with management and Glu’s independent registered public accounting firm. The Audit Committee met eight times during 2010, including meetings with Glu’s independent registered public accounting firm, PricewaterhouseCoopers LLP, to review Glu’s quarterly and annual results. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the financial statements are complete and accurate and conform to generally accepted accounting principles. Management is responsible for the preparation, presentation and integrity of Glu’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. PricewaterhouseCoopers LLP is responsible for expressing an opinion on the conformity of Glu’s audited financial statements to generally accepted accounting principles.

The Audit Committee discussed with Glu’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees). The Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm that firm’s independence.

Based upon the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Board that Glu’s audited consolidated financial statements be included in Glu’s Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on March 21, 2011.

Submitted by the Audit Committee of the Board,

A. Brooke Seawell (Chair)
William J. Miller
Hany M. Nada

PROPOSAL NO. 2

APPROVAL OF AN AMENDMENT TO THE 2007 EQUITY INCENTIVE PLAN

Our 2007 Plan currently provides that no person is eligible to receive grants aggregating more than 333,333 shares in any calendar year under the 2007 Plan other than a new employee of Glu (or any parent or subsidiary of Glu), who will be eligible to receive grants aggregating no more than 666,666 shares under 2007 Plan in the calendar year in which such an employee commences employment. Our Board is requesting stockholder approval of an amendment to the 2007 Plan to increase the 333,333 share existing employee annual limitation to 750,000 shares and to increase the 666,666 share new employee annual limitation to 1,500,000 shares. No other changes are being proposed with regard to the terms of the 2007 Plan at this time.

In April 2011, our Board approved an amendment to the 2007 Plan, subject to stockholder approval, to reflect these proposed increases to the annual share limitations under the 2007 Plan. Our Board increased these annual share limitations to ensure that we have the ability to provide our new and continuing employees, particularly senior management, with a sufficient number of shares in order to retain the services of our employees and to provide them with sufficient incentive to exert maximum efforts toward our success, and to attract and retain the new talent to our company that we will require to execute our strategy and grow our business. The annual share limitations are included in the 2007 Plan in order to enable us to meet the requirements of Section 162(m) of the Code such that we can take a tax deduction for “performance-based compensation” issued to our Named Executive Officers in excess of $1 million; see “— Federal Income Tax Information — Potential Limitations on Deductions” below for additional information regarding Section 162(m) of the Code. However, Section 162(m) of the Code does not provide a formula or specify a maximum for determining the annual share limitations, and the annual share limitations contained in the 2007 Plan were established prior to our initial public offering when the number of our outstanding shares was approximately half of our current outstanding shares — we had outstanding approximately 28.5 million shares upon the completion of our initial public offering in March 2007 and had outstanding approximately 53.8 million shares as of April 15, 2011. Our Board believes it is appropriate to increase the annual share limitations commensurate with the increase in our outstanding shares. As discussed in the “Compensation Discussion and Analysis” section above, the Compensation Committee was required to bifurcate the awards it approved in October 2010 for Messrs. de Masi, Ludwig and Iyer due to this limitation, and it believes it would likely need to so again in 2011, absent an amendment of the 2007 Plan, because a portion of the calendar year limitation has already been utilized for Messrs. de Masi, Ludwig and Iyer due to the fact that the second portion of their bifurcated grants were issued in January 2011.

The affirmative vote of the holders of a majority of votes cast either in person or by proxy at the Annual Meeting will be required to approve the amendment to the 2007 Plan. Abstentions and broker non-votes are counted towards a quorum. Abstentions will have the same effect as a vote against Proposal No. 2, but broker non-votes will not be counted for any purpose in determining whether the proposal has been approved.

The Board recommends that stockholders vote “FOR” the
approval of an amendment to the 2007 Plan.

The terms and provisions of the 2007 Plan are summarized below. This summary, however, does not purport to be a complete description of the 2007 Plan. The 2007 Plan, amended to reflect the increase in the share limitations, has been filed with the SEC as an attachment to this proxy statement and may be accessed from the SEC’s website at www.sec.gov. The following summary is qualified in its entirety by reference to the complete text of the 2007 Plan. Any stockholder that wishes to obtain a copy of the actual plan document may do so by written request to: Corporate Secretary, Glu Mobile Inc., 45 Fremont Street, Suite 2800, San Francisco, California 94105.

The following is a summary of the material features of the 2007 Plan.

General

The 2007 Plan provides for the grant of incentive stock options, nonstatutory stock options, restricted stock awards, stock appreciation rights, restricted stock units and stock bonuses and performance shares (collectively, the “stock awards”). The 2007 Plan also provides the ability to grant performance shares that may qualify the compensation attributable to those awards as performance-based compensation for purposes of the Code, as explained in greater detail below.

Incentive stock options granted under the 2007 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code. Nonstatutory stock options granted under the 2007 Plan are not intended to qualify as incentive stock options under the Code. See “Federal Income Tax Information” for a discussion of the tax treatment of stock awards.

Purpose

Our Board adopted the 2007 Plan to provide a means to retain the services of our employees (including executive officers), directors, consultants, independent contractors and advisors, and those of any parent or subsidiary of ours, to attract and retain the new talent to our company that we will require to execute our strategy and grow our business, and to provide a means by which these eligible individuals may be given an opportunity to benefit from increases in the value of our common stock through the grant of stock awards, thereby aligning the long-term compensation and interests of those individuals with our stockholders.

Administration

The 2007 Plan is administered by our Compensation Committee, all of the members of which are non-employee directors under applicable federal securities laws and outside directors as defined under applicable federal tax laws. Our Compensation Committee has the authority to construe and interpret the 2007 Plan, grant and determine the terms of each award, including the exercise price, the number of shares subject to the award, the exercisability of the award and the form of consideration payable upon exercise of the award, and make all other determinations necessary or advisable for the administration of the 2007 Plan. The Compensation Committee also has the authority to institute an exchange program whereby outstanding awards may be surrendered, cancelled or exchanged.

Eligibility

The 2007 Plan provides for the grant of incentive stock options only to our employees and employees of any parent or subsidiary of ours. All awards other than incentive stock options may be granted to our employees, directors, consultants, independent contractors and advisors, and those of any parent or subsidiary of ours. As of April 15, 2011, we had a total of 372 employees and seven non-employee directors who would be eligible to be granted awards from the 2007 Plan.

Stock Subject to the 2007 Plan

As of April 15, 2011, 5,599,048 shares of common stock were subject to outstanding options under the 2007 Plan and 5,246,384 shares of common stock remained available for future issuance.

The number of shares available for grant and issuance under the 2007 Plan has been increased automatically on January 1 of each of 2008 through 2011 by an amount equal to 3% of our shares outstanding on the immediately preceding December 31; there will be no additional evergreen increases under the 2007 Plan in future years unless subsequently approved by our stockholders. In addition, the following shares will again be available for grant and issuance under our 2007 Plan:

•	shares surrendered pursuant to an exchange program;

•	shares subject to an option or stock appreciation right granted under our 2007 Plan that cease to be subject to the option or stock appreciation right for any reason other than exercise of the option or stock appreciation right;

•	shares subject to an award granted under our 2007 Plan that are subsequently forfeited or repurchased by us at the original issue price; or

•	shares subject to an award granted under our 2007 Plan that otherwise terminates without shares being issued.

Terms of Options

The 2007 Plan provides for the grant of nonstatutory stock options, incentive stock options or a combination of each. Incentive stock options may only be granted to our employees and employees of any parent or subsidiary of ours. Subject to appropriate adjustment as provided in the 2007 Plan, no person will be eligible to receive more than 333,333 shares in any calendar year under our 2007 Plan other than a new employee of ours or a new employee of any parent or subsidiary of ours, who will be eligible to receive no more than 666,666 shares under the plan in the calendar year in which the employee commences employment. If this Proposal No. 2 is approved by our stockholders, the 333,333 annual share limitation will be increased to 750,000 shares and the 666,666 annual share limitation will be increased to 1,500,000 shares. Subject to adjustment as provided in the 2007 Plan, in no event shall more than 16,666,666 shares of our common stock be available for issuance pursuant to the exercise of incentive stock options granted under the 2007 Plan.

Each stock option granted under the 2007 Plan must be evidenced by a written agreement between us and the optionee specifying the number of shares subject to the stock option and the other terms and conditions of the stock option, consistent with the requirements of the 2007 Plan. The exercise price of each stock option may not be less than the fair market value of a share of our common stock on the date of grant (except in connection with the assumption or substitution for another stock option in a manner qualifying under Sections 409A and 424(a) of the Code). In addition, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of our stock or any subsidiary corporation of Glu (a “Ten Percent Stockholder”) must have an exercise price equal to at least 110% of the fair market value of a share of our common stock on the date of grant.

The 2007 Plan provides that the stock option exercise price may be paid in cash or by check or, where expressly approved by our Compensation Committee and permitted under applicable law, by means of:

•	cancellation of indebtedness;

•	surrender of shares of our common stock owned by the optionee having a fair market value not less than the aggregate exercise price of the shares being exercised;

•	waiver of compensation due or accrued to the optionee for services rendered or to be rendered to Glu or a parent or subsidiary of Glu;

•	a broker-assisted cashless exercise;

•	by any combination of the above methods; or

•	any other method of payment permitted by applicable law.

Our Compensation Committee may provide for options to be exercised only as they vest or to be immediately exercisable with any shares issued on exercise being subject to our right of repurchase that lapses as the shares vest. Options may vest based on time or achievement of performance conditions. In general, our employee stock options vest over a four-year period, with 25% of the underlying shares vesting on the first anniversary of the grant date and the remaining shares vesting in equal monthly installments thereafter for the following three years. Stock options granted to our continuing directors generally vest in equal monthly installments over one year. Stock options granted to new directors generally vest with respect to 16 2/3% of the underlying shares after six months and thereafter vest in equal monthly installments over the next 30 months.

Stock options granted to our employees and directors will expire not later than ten years from the date of grant and in no event will the term of an incentive stock option granted to a Ten Percent Stockholder exceed five years. Since October 2007, we have generally granted stock options having a six-year term, whereas we had previously generally granted options having a ten-year term. Subject to the term of the stock option, a stock option generally will remain exercisable for three months following the optionee’s termination of service, except that if service terminates as a result of an optionee’s death or disability, the stock option generally will remain exercisable for 12 months, and, if an employee optionee’s service is terminated for cause, the stock option will terminate immediately. The Committee, in its discretion, may provide different post-termination exercise periods, but in any event the stock option must be exercised no later than the original expiration of its term.

Unless otherwise determined by our Compensation Committee, stock options are not assignable or transferable by the optionee other than by will or by the laws of descent and distribution.

Terms of Stock Appreciation Rights

Stock appreciation rights provide for a payment, or payments, in cash or shares of our common stock, to the participant based upon the increase in the fair market value of our common stock on the date of exercise from the stated exercise price. Stock appreciation rights may vest based on time or achievement of performance conditions. Each stock appreciation right awarded under the 2007 Plan must be evidenced by a written agreement between us and the participant specifying the terms and conditions of the stock appreciation right, consistent with the requirements of the 2007 Plan.

Our Compensation Committee will determine the terms of each stock appreciation right, including the number of shares subject to the stock appreciation right, the exercise price and the time or times during which the stock appreciation right may be settled, the consideration to be distributed on settlement of the stock appreciation right and the effect of the participant’s termination on his or her stock appreciation rights. The exercise price of the stock appreciation right may be less than the fair market value of the underlying shares of common stock.

A stock appreciation right may be awarded upon satisfaction of performance factors that are set out in advance in the participant’s individual award agreement. If the stock appreciation right is being earned upon the satisfaction of performance factors, then the Compensation Committee will determine the performance factors to be used, as well as the nature, length and starting date of the performance period.

The maximum term of any stock appreciation right granted under the 2007 Plan is ten years. Except as may be set forth in the participant’s individual award agreement, vesting ceases upon the participant’s termination of service unless determined otherwise by the Compensation Committee.

Terms of Restricted Stock Unit Awards

Restricted stock units represent the right to receive shares of our common stock at a specified date in the future, subject to forfeiture of that right because of termination of the participant’s services to us or the participant’s failure to achieve certain performance conditions. If a restricted stock unit has not been forfeited, then on the date specified in the restricted stock unit agreement, we will deliver to the holder of the restricted stock unit whole shares of our common stock, which may be subject to additional restrictions, cash or a combination of our common stock and cash.

Our Compensation Committee will determine the terms of each restricted stock unit award, including the number of shares subject to the restricted stock unit award, the time or times during which the restricted stock unit award may be settled, the consideration to be distributed on settlement of the restricted stock unit award and the effect of the participant’s termination on his or her restricted stock unit award.

A restricted stock unit award may be granted upon satisfaction of performance factors that are set out in advance in the participant’s individual award agreement. If the stock appreciation right is being earned upon the satisfaction of performance factors, then the Compensation Committee will determine the performance factors to be used, the nature, length and starting date of the performance period and the number of shares that will be subject to the restricted stock unit award.

Except as may be set forth in the participant’s individual award agreement, vesting ceases upon the participant’s termination of service unless determined otherwise by the Compensation Committee.

Terms of Stock Bonus Awards

Stock bonuses are awards of shares of our common stock, which may be restricted stock or restricted stock units, that are granted as additional compensation for service and/or performance. Payment from the participant is not required for stock bonuses, and stock bonuses are generally not subject to vesting.

Our Compensation Committee will determine the number of shares to be awarded to a participant under a stock bonus award and any restrictions thereon. These restrictions may be based upon completion of a specified number of years of service with Glu or upon satisfaction of performance goals as specified in the participant’s individual award agreement. Prior to the grant of any stock bonus award, our Compensation Committee will determine the performance factors to be used, the nature, length and starting date of the performance period and the number of shares that will be awarded to the participant.

Except as may be set forth in the participant’s individual award agreement, vesting ceases upon the participant’s termination of service unless determined otherwise by the Compensation Committee.

Terms of Performance Shares

Performance shares are awards denominated in shares of our common stock that may be settled in cash or by issuance of those shares only if performance goals established by our compensation committee have been achieved or the awards otherwise vest. Each performance share will have an initial value equal to the fair market value of a share of our common stock on the date of grant. After the applicable performance period has ended, the holder of performance shares will be entitled to receive a payout of the number of performance shares earned by the participant over the performance period, to be determined as a function of the extent to which the corresponding performance factors or other vesting provisions have been achieved.

Our Compensation Committee will determine the terms of each performance share award, including the number of shares subject to the award, the performance factors and performance period that will determine the time and extent to which each award of performance shares will be settled, the consideration to be distributed on settlement of the award and the effect of the participant’s termination on his or her stock appreciation rights.

Prior to the grant of any performance share award, our Compensation Committee will determine the performance factors to be used, the nature, length and starting date of the performance period and the number of shares that will be awarded to the participant. Prior to settlement, the Compensation Committee shall determine the extent to which the performance shares have been earned.

Grants to Non-Employee Directors

Non-employee members of our Board are eligible to receive any type of award offered under the 2007 Plan except incentive stock options, which can only be granted to employees. If stock options or stock appreciation rights are granted to our non-employee directors, their exercise price may not be less than the fair market value of our common stock when the option or stock appreciation right is granted. In the event of a corporate transaction, all awards held by our non-employee directors will accelerate fully and become vested and exercisable or settled, as the case may be.

Changes to Capital Structure

In the event any change is made to the outstanding shares of our common stock without our receipt of consideration (whether through stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in our capital structure), appropriate adjustments will be made to: (a) the maximum number of securities issuable under the 2007 Plan, (b) the exercise prices of and number of shares subject to outstanding options and stock appreciation right, (c) the number of shares subject to other outstanding awards, (d) the maximum number of shares that may be issued as incentive stock options (e) the maximum number of shares that may be awarded to an individual or new employee in a calendar year and (f) the number of shares that are granted as awards to our non-employee directors.

Corporate Transactions; Changes in Control

In the event of certain significant corporate transactions, any or all outstanding awards under the 2007 Plan may be assumed or replaced by the successor corporation. In the alternative, the successor corporation may substitute equivalent awards or provide substantially similar consideration to award holders as was provided to stockholders after taking into account the existing provisions of the awards. The successor corporation may also issue, in place of outstanding Glu shares held by the award holder, substantially similar shares or other property subject to repurchase restrictions no less favorable to the holder. In the event such successor corporation refuses to assume, convert, replace or substitute awards, then such awards will expire on such transaction at such time and on such conditions as the Board will determine. However, our Board or Compensation Committee may accelerate the vesting of such awards in connection with certain significant corporate transactions.

In the event of certain significant corporate transactions, the vesting of all awards granted to non-employee members of our Board will accelerate and such awards will become exercisable (as applicable) in full prior to the consummation of such corporate transaction at such times and on such conditions as the Compensation Committee determines.

A significant corporate transaction means the occurrence of any of the following events: (i) any person becomes the beneficial owner of Glu securities representing 50% or more of the total voting power represented by our then-outstanding voting securities; (ii) our consummation of the sale or disposition of all or substantially all of our assets; (iii) the consummation of a merger or consolidation of Glu with any other corporation, other than a merger or consolidation which would result in our voting securities outstanding immediately prior to such merger or consolidation continuing to represent 50% of the total voting power represented by the voting securities of Glu or such surviving entity or its parent outstanding immediately after such merger or consolidation.

The acceleration of a stock award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control over us.

Duration, Termination and Amendment

Our Board may terminate or amend the 2007 Plan at any time; provided, however, that the Board will not, without the approval of our stockholders, amend the 2007 Plan in any manner that requires such stockholder approval. Unless sooner terminated, the 2007 Plan will terminate on January 25, 2017.

Federal Income Tax Information

The following summary is intended only as a general guide to the current U.S. federal income tax consequences of participation in the 2007 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances. Furthermore, the tax consequences are complex and subject to change, and a taxpayer’s particular situation may be such that some variation of the described rules is applicable.

Incentive Stock Options

A participant recognizes no taxable ordinary income as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.

If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the stock option was granted and more than one year after the date the stock option was exercised for those shares, any gain or loss on a disposition of those shares (a “qualifying disposition”) will be a long-term capital gain or loss. Upon such a qualifying disposition, we will not be entitled to any income tax deduction.

Generally, if the participant disposes of the stock before the expiration of either of those holding periods (a “disqualifying disposition”), then at the time of such disqualifying disposition, the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year. To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, generally we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which the disqualifying disposition occurs.

Nonstatutory Stock Options

Stock options not designated or qualifying as incentive stock options are nonstatutory stock options having no special tax status. A participant generally recognizes no taxable ordinary income as the result of the grant of such a stock option. Upon exercise of a nonstatutory stock option, the participant normally recognizes ordinary income in the amount of the difference between the stock option exercise price and the fair market value of the shares on the date of purchase. Generally, we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to an income tax deduction in the tax year in which such ordinary income is recognized by the participant.

Upon the disposition of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss.

Stock Appreciation Rights

A participant recognizes no taxable ordinary income upon the receipt of a stock appreciation right. Upon the exercise of a stock appreciation right, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock Units

No taxable income is recognized upon receipt of a restricted stock unit award. In general, the participant will recognize ordinary income in the year in which the shares subject to that award vest and are actually issued to the participant in an amount equal to the fair market value of the shares on the date of issuance. We will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the shares are issued. In general, the deduction will be allowed for the taxable year in which such ordinary income is recognized by the participant.

Stock Bonuses

A participant acquiring restricted stock generally will recognize ordinary income equal to the difference between the fair market value of the shares on the “determination date” (as defined below) and the participant’s purchase price, if any. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The “determination date” is the date on which the participant acquires the shares unless they are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as a capital gain or loss. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. We will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the year in which ordinary income is recognized by the participant.

Performance Shares

A participant generally will recognize no income upon the grant of a performance share award. Upon the settlement of a performance share award, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received, if any, and the fair market value of any unrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above in “Stock Bonuses.” Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the “determination date,” will be taxed as a capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.

Potential Limitation on Deductions

Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to each covered employee exceeds $1 million. It is possible that compensation attributable to awards granted under the 2007 Plan, when combined with all other types of compensation received by a covered employee from Glu, may cause this limitation to be exceeded in any particular year. However, certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation.

In accordance with Treasury Regulations issued under Section 162(m) of the Code, compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if: (i) such awards are approved by a compensation committee comprised solely of “outside directors,” (ii) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, (iii) the terms of the plan, including the per-employee limitation on grant size, are approved by the stockholders, and (iv) the exercise or strike price of the award is no less than the fair market value of the stock on the date of grant. It is intended that the Compensation Committee may grant stock options and stock appreciation rights under the 2007 Plan that qualify as performance-based compensation that is exempt from the $1 million deduction limitation.

Compensation attributable to restricted stock units, stock bonus awards and performance shares will qualify as performance-based compensation, provided that: (i) the award is approved by a compensation committee comprised solely of “outside directors,” (ii) the award is granted (or vests) based upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the grant (or vesting, as applicable) of the award that the performance goal has been satisfied, and (iv) prior to the issuance, stockholders have approved the material terms of the plan (including the class of employees eligible for awards, the business criteria on which the performance goals may be based, and the maximum amount, or formula used to calculate the amount, payable upon attainment of performance goals). It is intended that the Compensation Committee may grant restricted stock units, stock bonus awards and performance shares under the 2007 Plan that qualify as performance-based compensation that is exempt from the $1 million deduction limitation.

Awards Granted in 2010 under the 2007 Plan

We cannot currently determine the benefits or number of shares subject to awards that may be granted in 2011 to participants under the 2007 Plan; therefore, the following table sets forth information with respect to equity awards made in fiscal year 2010 under the 2007 Plan to each of the named executive officers identified in the “Executive Compensation — Summary Compensation Table” contained in this proxy statement, our non-employee directors, and the various other indicated groups.

	Stock Options
			Weighted Average
Name	Number of Shares		Exercise Price

Niccolo M. de Masi, President and Chief Executive Officer	333,333		$1.77
William J. Miller, Former Interim President and Chief Executive Officer	—	(1)	— (1)
Eric R. Ludwig, Senior Vice President, Chief Financial Officer and Chief Administrative Officer	333,333		1.30
Kal Iyer, Senior Vice President, Research and Development	333,333		1.42
Giancarlo Mori, Chief Creative Officer	300,000		1.35
Kevin S. Chou, Former Vice President and General Counsel	50,000		0.99
Executive Group (4 persons)	1,299,999		1.46
Non-Executive Director Group (7 persons)	220,500		1.46
Non-Executive Officer Employee Group	2,020,159		1.23

(1)	We did not grant Mr. Miller any stock options in 2010 in connection with his service as our interim President and Chief Executive Officer. See “Proposal No. 1 — Director Compensation” regarding the stock option we granted to Mr. Miller in 2010 which related to his service as one of our directors.

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act added Section 14A of the Exchange Act, which requires us to provide our stockholders with an advisory vote on executive compensation as described in this proxy statement (commonly referred to as Say-on-Pay), as well as an advisory vote on the frequency of the Say-on-Pay vote.

As noted in the “Compensation Discussion and Analysis” section of this proxy statement, our Compensation Committee has established a compensation program for executive officers designed to attract individuals with the skills necessary for us to achieve our business plan, to motivate those individuals, to reward those individuals fairly over time and to retain those individuals who continue to perform at or above the levels that we expect. It is also designed to reinforce a sense of ownership, urgency and overall entrepreneurial spirit and to link rewards to measurable corporate and, where appropriate, individual performance. We believe that the most effective executive compensation program is one that is designed to reward the achievement of specific long-term and strategic goals, and which aligns executive officers’ interests with those of the stockholders by rewarding performance of established goals, with the ultimate objective of creating stockholder value. The Compensation Committee evaluates compensation to ensure that Glu maintains the ability to attract and retain talented employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executive officers of our peer companies. To that end, the Compensation Committee believes that executive compensation packages provided by Glu to its executive officers should include both cash and stock-based compensation that reward performance against established goals.

The Compensation Committee works within the framework of a pay-for-performance philosophy to determine each component of an executive officer’s compensation package based on numerous factors, including:

•	the individual’s particular background and circumstances, including training and prior relevant work experience;

•	the individual’s role with us and the compensation paid to similar persons in the companies represented in the compensation data that we review;

•	the demand for personnel with the individual’s specific expertise and experience at the time of hire or review;

•	performance goals and other expectations for the position where appropriate;

•	comparison to other executives within our company having similar levels of expertise and experience; and

•	compensation data of peer companies for similar positions.

The Compensation Committee performs at least annually a strategic review of our executive officers’ compensation levels to determine whether they provide adequate incentives and motivation and whether they appropriately compensate our executive officers relative to comparable executive officers in other companies with which we compete for executives. In making compensation decisions related to incentive compensation, the Compensation Committee gives significant weight to the Company’s financial performance relative to the Company’s operating plan approved by the Board, and with respect to equity compensation considers the existing equity awards held by our executive officers.

We strongly encourage stockholders to review this proxy statement, and in particular the information contained in the “Compensation Discussion and Analysis” and “Executive Compensation” sections for a more detailed discussion of our compensation philosophy, objectives and programs and the compensation of our Named Executive Officers in 2010.

This vote is advisory, which means that the vote on executive compensation is not binding on the Company, our Board or our Compensation Committee. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our Named Executive Officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. To the extent there is a significant vote against our Named Executive Officer compensation as disclosed in this proxy statement, the Compensation Committee will evaluate whether any actions are necessary to address our stockholders’ concerns.

The Board recommends that stockholders vote “FOR” the
following advisory resolution:

RESOLVED, that the stockholders approve the compensation of the Company’s named executive officers as described in the proxy statement in the “Executive Compensation” section, including the “Compensation Discussion and Analysis” and the tabular and narrative disclosures therein required by Item 402 of SEC Regulation S-K.

PROPOSAL NO. 4

ADVISORY VOTE ON THE FREQUENCY OF THE VOTE ON EXECUTIVE COMPENSATION

As discussed above in Proposal No. 3, recently enacted legislation and related SEC regulations require that we provide stockholders with the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently to vote on future advisory votes on the compensation of our Named Executive Officers as disclosed in accordance with the compensation disclosure rules of the SEC (such as provided in Proposal 3). Shareholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation once every one, two, or three years. Shareholders also may abstain from casting a vote on this proposal.

We believe that every three years is the optimal frequency for the Say-on-Pay vote for several reasons. As our compensation program is designed to incent performance over not just the short-term but also the long-term, stockholder input on executive compensation would be most useful if the effectiveness of our compensation program is evaluated and judged over a multi-year period. Our Board believes that an advisory vote every three years will provide our stockholders with sufficient time to evaluate the effectiveness of our overall compensation philosophy, policies and practices in the context of our long-term business results for the corresponding period, while avoiding over-emphasis on short-term variations in compensation and business results. Additionally, a three- year vote cycle will provide our Board and Compensation Committee with sufficient time to consider the results of the advisory vote and to implement any changes to our compensation programs and practices. A three-year cycle will also provide sufficient time for the implementation of any changes before stockholders must evaluate their effectiveness in conjunction with our related business results.

This vote is advisory, which means that the vote on executive compensation is not binding on the Company, our Board or the Compensation Committee. The Company recognizes that our stockholders may have different views as to the best approach for the Company, and therefore we look forward to hearing from our stockholders as to their preferences on the frequency of an advisory vote on executive compensation. Our Board and Compensation Committee will take into account the outcome of the vote; however, when considering the frequency of future advisory votes on executive compensation, our Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by our stockholders.

The Board recommends that stockholders vote “FOR” conducting an advisory vote on executive compensation every three years.

PROPOSAL NO. 5

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM,
PRICEWATERHOUSECOOPERS LLP, FOR THE FISCAL YEAR
ENDING DECEMBER 31, 2011

Our Audit Committee has selected, and is submitting for ratification by the stockholders its selection of, of PricewaterhouseCoopers LLP (“PwC”) to serve as our independent registered public accounting firm for the year ending December 31, 2011. Although stockholder approval of this proposal is not required by law, the Audit Committee has determined that it is desirable to request that stockholders ratify this selection. Notwithstanding the selection, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time, if the Audit Committee feels that such a change would be in the best interests of Glu and its stockholders. If our stockholders do not approve this Proposal No. 5, the Audit Committee will reconsider the selection of PwC as our independent registered public accounting firm for 2011.

The following table sets forth the aggregate fees and related expenses for which we were billed by PwC for professional services provided by them during 2010 and 2009. The Audit Committee considered the provision of the services corresponding to these fees, and the Audit Committee believes that the provision of these services is compatible with PwC maintaining its independence. The Audit Committee’s pre-approval policies and procedures require prior approval by the Audit Committee of each engagement of PwC to perform services. All of the professional services listed below were approved in accordance with these policies.

	2010	2009

Audit fees	$885,046	$1,340,972
Audit-related fees	65,390	79,424
Tax fees	88,760	72,774
All other	2,700	3,300

Total	1,041,896	$1,496,470

Audit Fees

These fees consist of amounts for professional services rendered in connection with the audit of our financial statements, reviews of the interim financial statements included in our quarterly reports on Form 10-Q, and statutory and regulatory filings or engagements.

Audit-Related Fees

These fees consist of amounts for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not reported under “Audit Fees.” In 2010, these fees included services PwC performed related to our filing of a resale shelf registration statement related to the Private Placement and a universal shelf registration statement that we utilized in connection with an underwritten public offering in January 2011, and in both years these fees included royalty audits that PwC performed in connection with our litigation with Skinit, Inc.

Tax Fees

These fees consist of professional services rendered for tax advice, planning and compliance (domestic and international). These services include the preparation and review of income tax returns and international returns and assistance regarding transfer pricing; federal, state and international tax compliance; acquisitions; and general international tax planning.

All Other Fees

In both years, these fees consist of amounts paid for an annual subscription to PwC’s online accounting and auditing research tool.

For more information about PwC, please see the “Audit Committee Report” above.

Representatives of PwC are expected to attend the Annual Meeting. These representatives will be given the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions.

The Board recommends that stockholders vote “FOR” the
ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

TRANSACTION OF OTHER BUSINESS

At the date of this proxy statement, the Board knows of no other business that will be conducted at the 2011 Annual Meeting of Stockholders other than as described in this proxy statement. If any other matter or matters are properly brought before the Annual Meeting, or any adjournment or postponement of the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to incorporate by reference into this proxy statement the information we file with the SEC. This means that we can disclose important information to you by referring you to another document without restating that information in this document. Any information incorporated by reference into this proxy statement is considered to be part of this proxy statement from the date the Company files that document. Any reports filed by us with the SEC after the date of this proxy statement will automatically update and, where applicable, supersede any information contained in this proxy statement or incorporated by reference in this proxy statement. We incorporate by reference the information involving our executive officers contained in Item 10 of our Form 10-K, as filed with the SEC on March 21, 2011 which accompanies these proxy materials.

APPENDIX A
GLU MOBILE INC.
2007 Equity Incentive Plan
(adopted by the Board on January 25, 2007)
(as amended and restated on April 20, 2011)
     1. PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents and Subsidiaries that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards. Capitalized terms not defined elsewhere in the text are defined in Section 27.
     2. SHARES SUBJECT TO THE PLAN.
          2.1 Number of Shares Available. Subject to Sections 2.6 and 22 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan as of the date of adoption of the Plan by the Board, is Four Million Seven Hundred Sixty-Six Thousand Sixty-Six (4,766,666) Shares plus (i) any reserved shares not issued or subject to outstanding grants under the Company’s 2001 Stock Option Plan (the “Prior Plan”) on the Effective Date (as defined below), (ii) shares that are subject to stock options granted under the Prior Plan that cease to be subject to such stock options after the Effective Date and (iii) shares issued under the Prior Plan before or after the Effective Date pursuant to the exercise of stock options that are, after the Effective Date, forfeited or shares issued under the Prior Plan that are repurchased by the Company at the original issue price.
          2.2 Lapsed, Returned Awards. Shares subject to Awards, and Shares issued upon exercise of Awards, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (i) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (ii) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price; (iii) are surrendered pursuant to an Exchange Program; or (iv) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued. With respect to SARs, only Shares actually issued pursuant to a SAR will cease to be available under the Plan; all remaining Shares under SARs will remain available for future grant or sale under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.
          2.3 Minimum Share Reserve. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan and all other outstanding but unvested Awards granted under this Plan.
          2.4 Automatic Share Reserve Increase. The number of Shares available for grant and issuance under the Plan shall be increased on January 1, of each of 2008 through 2011, by the lesser of (i) three percent (3%) of the number of Shares issued and outstanding on each December 31 immediately prior to the date of increase or (ii) such number of Shares determined by the Board.
          2.5 Limitations. No more than Sixteen Million Six Hundred Sixty-Six Thousand Sixty-Six (16,666,666) Shares shall be issued pursuant to the exercise of ISOs.
          2.6 Adjustment of Shares. If the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then (a) the number of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1, (b) the Exercise Prices of and number of Shares subject to outstanding Options and SARs, (c) the number of Shares subject to other outstanding Awards, (d) the maximum number of shares that may be issued as ISOs set forth in Section 2.5, (e) the maximum number of Shares that may be issued to an individual or to a new Employee in any one calendar year set forth in Section 3 and (f) the number of Shares that are granted as Awards to Outside Directors as set forth in Section 12, shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws; provided that fractions of a Share will not be issued.
     3. ELIGIBILITY. ISOs may be granted only to Employees. All other Awards may be granted to Employees, Consultants, Directors and Outside Directors of the Company or any Parent or Subsidiary of the Company; provided such Consultants, Directors and Outside Directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No Participant will be eligible to receive more than Seven Hundred Fifty Thousand (750,000) Shares in any calendar year under this Plan pursuant to the grant of Awards except that new Employees of the Company or of a Parent or Subsidiary of the Company (including new Employees who are also officers and directors of the Company or any Parent or Subsidiary of the Company) are eligible to receive up to a maximum of One Million Five Hundred Thousand (1,500,000) Shares in the calendar year in which they commence their employment.
     4. ADMINISTRATION.
          4.1 Committee Composition; Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan, except, however, the Board shall establish the terms for the grant of an Award to Outside Directors. The Committee will have the authority to:
               (a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;
               (b) prescribe, amend and rescind rules and regulations relating to this Plan or any Award;
               (c) select persons to receive Awards;
               (d) determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;
               (e) determine the number of Shares or other consideration subject to Awards;
               (f) determine the Fair Market Value in good faith, if necessary;
               (g) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;
               (h) grant waivers of Plan or Award conditions;
               (i) determine the vesting, exercisability and payment of Awards;
               (j) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;
               (k) determine whether an Award has been earned;
               (l) determine the terms and conditions of any, and to institute any Exchange Program;
               (m) reduce or waive any criteria with respect to Performance Factors;

               (n) adjust Performance Factors to take into account changes in law and accounting or tax rules as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code with respect to persons whose compensation is subject to Section 162(m) of the Code; and
               (o) make all other determinations necessary or advisable for the administration of this Plan.
          4.2 Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant. The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and the Participant.
          4.3 Section 162(m) of the Code and Section 16 of the Exchange Act. When necessary or desirable for an Award to qualify as “performance-based compensation” under Section 162(m) of the Code the Committee shall include at least two persons who are “outside directors” (as defined under Section 162(m) of the Code) and at least two (or a majority if more than two then serve on the Committee) such “outside directors” shall approve the grant of such Award and timely determine (as applicable) the Performance Period and any Performance Factors upon which vesting or settlement of any portion of such Award is to be subject. When required by Section 162(m) of the Code, prior to settlement of any such Award at least two (or a majority if more than two then serve on the Committee) such “outside directors” then serving on the Committee shall determine and certify in writing the extent to which such Performance Factors have been timely achieved and the extent to which the Shares subject to such Award have thereby been earned. Awards granted to Insiders must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act).
     5. OPTIONS. The Committee may grant Options to Participants and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:
          5.1 Option Grant. Each Option granted under this Plan will identify the Option as an ISO or an NQSO. An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the Option is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each Option; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.
          5.2 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, or a specified future date. The Award Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.
          5.3 Exercise Period. Options may be exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Shareholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.
          5.4 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (i) the Exercise Price of an ISO will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant and (ii) the Exercise Price of any ISO granted to a Ten Percent Shareholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 11. The Exercise Price of a NQSO may be less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant in the Committee’s discretion.
          5.5 Method of Exercise. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.6 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
          5.6 Termination. The exercise of an Option will be subject to the following (except as may be otherwise provided in an Award Agreement):
               (a) If the Participant is Terminated for any reason except for Cause or the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the Termination Date no later than three (3) months after the Termination Date (or such shorter time period or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be an NQSO), but in any event no later than the expiration date of the Options.
               (b) If the Participant is Terminated because of the Participant’s death (or the Participant dies within three (3) months after a Termination other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant’s legal representative, or authorized assignee, no later than twelve (12) months after the Termination Date (or such shorter time period not less than six (6) months or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond (a) three (3) months after the Termination Date when the Termination is for any reason other than the Participant’s death, or (b) twelve (12) months after the Termination Date when the Termination is for the Participant’s death, deemed to be an NQSO), but in any event no later than the expiration date of the Options.
               (c) If the Participant is Terminated because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (with any exercise beyond (a) three (3) months after the Termination Date when the Termination is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code, or (b) twelve (12) months after the Termination Date when the Termination is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NQSO), but in any event no later than the expiration date of the Options.
               (d) If the Participant is terminated for Cause, then Participant’s Options shall expire on such Participant’s Termination Date, or at such later time and on such conditions as are determined by the Committee, but in any no event later than the expiration date of the Options.
          5.7 Limitations on Exercise. The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.
          5.8 Limitations on ISOs. With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NQSOs. For purposes of this Section 5.8, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.
          5.9 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to Section 18 of this Plan, by written notice to affected Participants, the Committee may reduce the Exercise Price of outstanding Options without the consent of such Participants; provided, however, that the Exercise Price may not be reduced below the Fair Market Value on the date the action is taken to reduce the Exercise Price.
          5.10 No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.
     6. RESTRICTED STOCK AWARDS.
          6.1 Awards of Restricted Stock. A Restricted Stock Award is an offer by the Company to sell to a Participant Shares that are subject to restrictions (“Restricted Stock”). The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the Plan.
          6.2 Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by an Award Agreement. A Participant accepts a Restricted Stock Award by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept such Award within thirty (30) days, then the offer of such Restricted Stock Award will terminate, unless the Committee determines otherwise.
          6.3 Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Committee and may be less than Fair Market Value on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 11 of the Plan, and the Award Agreement.
          6.4 Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of Performance Factors, if any, during any Performance Period as set out in advance in the Participant’s Award Agreement. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.
          6.5 Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

     7. STOCK BONUS AWARDS.
          7.1 Awards of Stock Bonuses. A Stock Bonus Award is an award to an eligible person of Shares (which may consist of Restricted Stock or Restricted Stock Units) for services to be rendered or for past services already rendered to the Company or any Parent or Subsidiary. All Stock Bonus Awards shall be made pursuant to an Award Agreement. No payment from Participant will be required for Shares awarded pursuant to a Stock Bonus Award.
          7.2 Terms of Stock Bonus Awards. The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement. Prior to the grant of any Stock Bonus Award the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria.
          7.3 Form of Payment to Participant. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment.
          7.4 Termination of Participation. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).
     8. STOCK APPRECIATION RIGHTS.
          8.1 Awards of SARs. A Stock Appreciation Right (“SAR”) is an award to a Participant that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to (a) the difference between the Fair Market Value on the date of exercise over the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). All SARs shall be made pursuant to an Award Agreement.
          8.2 Terms of SARs. The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect of the Participant’s Termination on each SAR. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted, and may be less than Fair Market Value. A SAR may be awarded upon satisfaction of Performance Factors, if any, during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the SAR is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Factors and other criteria.
          8.3 Exercise Period and Expiration Date. A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR. The SAR Agreement shall set forth the expiration date; provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee). Notwithstanding the foregoing, the rules of Section 5.6 also will apply to SARs.
          8.4 Form of Settlement. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a

Share on the date of exercise over the Exercise Price; times (ii) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.
     9. RESTRICTED STOCK UNITS.
          9.1 Awards of Restricted Stock Units. A Restricted Stock Unit (“RSU”) is an award to a Participant covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). All RSUs shall be made pursuant to an Award Agreement.
          9.2 Terms of RSUs. The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be settled; and (c) the consideration to be distributed on settlement, and the effect of the Participant’s Termination on each RSU. An RSU may be awarded upon satisfaction of such Performance Factors (if any) during any Performance Period as are set out in advance in the Participant’s Award Agreement. If the RSU is being earned upon satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap and participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.
          9.3 Form and Timing of Settlement. Payment of earned RSUs shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both.
          9.4 Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).
     10. PERFORMANCE SHARES.
          10.1 Awards of Performance Shares. A Performance Share Award is an award to a Participant denominated in Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). Grants of Performance Shares shall be made pursuant to an Award Agreement.
          10.2 Terms of Performance Shares. The Committee will determine, and each Award Agreement shall set forth, the terms of each award of Performance Shares including, without limitation: (a) the number of Shares deemed subject to such Award; (b) the Performance Factors and Performance Period that shall determine the time and extent to which each award of Performance Shares shall be settled; (c) the consideration to be distributed on settlement, and the effect of the Participant’s Termination on each award of Performance Shares. In establishing Performance Factors and the Performance Period the Committee will: (x) determine the nature, length and starting date of any Performance Period; (y) select from among the Performance Factors to be used; and (z) determine the number of Shares deemed subject to the award of Performance Shares. Prior to settlement the Committee shall determine the extent to which Performance Shares have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Shares that are subject to different Performance Periods and different performance goals and other criteria.
          10.3 Value, Earning and Timing of Performance Shares. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant. After the applicable Performance Period has ended, the holder of Performance Shares will be entitled to receive a payout of the number of Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Factors or other vesting provisions have been achieved. The Committee, in its sole discretion, may pay earned Performance Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Shares at the close of the applicable Performance Period) or in a combination thereof.
          10.4 Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).

     11. PAYMENT FOR SHARE PURCHASES.
          Payment from Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where expressly approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):
          (a) by cancellation of indebtedness of the Company to the Participant;
          (b) by surrender of shares of the Company held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled;
          (c) by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or a Parent or Subsidiary of the Company;
          (d) by consideration received by the Company pursuant to a broker-assisted and/or same day sale (or other) cashless exercise program implemented by the Company in connection with the Plan;
          (e) by any combination of the foregoing; or
          (f) by any other method of payment as is permitted by applicable law.
     12. GRANTS TO OUTSIDE DIRECTORS.
          12.1 Types of Awards. Outside Directors are eligible to receive any type of Award offered under this Plan except ISOs. Awards pursuant to this Section 12 may be automatically made pursuant to policy adopted by the Board, or made from time to time as determined in the discretion of the Board.
          12.2 Eligibility. Awards pursuant to this Section 12 shall be granted only to Outside Directors. An Outside Director who is elected or re-elected as a member of the Board will be eligible to receive an Award under this Section 12.
          12.3 Vesting, Exercisability and Settlement. Except as set forth in Section 21, Awards shall vest, become exercisable and be settled as determined by the Board. With respect to Options and SARs, the exercise price granted to Outside Directors shall not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.
     13. WITHHOLDING TAXES.
          13.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy applicable federal, state, local and international withholding tax requirements prior to the delivery of Shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable federal, state, local and international withholding tax requirements.
          13.2 Stock Withholding. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may require or permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, or (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.
     14. TRANSFERABILITY. Unless determined otherwise by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. If the Committee makes an Award transferable, such Award will contain such additional terms and conditions as the Committee deems appropriate. All Awards shall be exercisable: (i) during the Participant’s lifetime only by (A) the Participant, or (B) the Participant’s guardian or legal representative; and (ii) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees
     15. PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.
          15.1 Voting and Dividends. No Participant will have any of the rights of a shareholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a shareholder and have all the rights of a shareholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Purchase Price or Exercise Price, as the case may be, pursuant to Section 15.2.
          15.2 Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all Unvested Shares held by a Participant following such Participant’s Termination at any time within ninety (90) days after the later of the Participant’s Termination Date and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be.
     16. CERTIFICATES. All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.
     17. ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.
     18. REPRICING; EXCHANGE AND BUYOUT OF AWARDS. The Committee may reprice Options or SARS without prior stockholder approval. The Committee may, at any time or from time to time authorize the Company, in the case of an Option or SAR exchange, and with the consent of the respective Participants (unless not required pursuant to Section 5.9 of the Plan), to pay cash or issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards. The Committee may reduce the Exercise Price of outstanding Options or SARs without the consent of affected Participants by a written notice to them.
     19. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.
     20. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant’s employment or other relationship at any time.
     21. CORPORATE TRANSACTIONS.
          21.1 Assumption or Replacement of Awards by Successor. In the event of a Corporate Transaction any or all outstanding Awards may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, then notwithstanding any other provision in this Plan to the contrary, such Awards will expire on such transaction at such time and on such conditions as the Board will determine; the Board (or, the Committee, if so designated by the Board) may, in its sole discretion, accelerate the vesting of such Awards in connection with a Corporate Transaction. In addition, in the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, the Committee will notify the Participant in writing or electronically that such Award will be exercisable for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period. Awards need not be treated similarly in a Corporate Transaction.
     Notwithstanding anything to the contrary in this Section 21.1, the Committee, in its sole discretion, may grant Awards that provide for acceleration upon a Corporate Transaction or in other events in the specific Award Agreements.
          21.2 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code).
          21.3 Outside Directors’ Awards. Notwithstanding any provision to the contrary herein, in the event of a Corporate Transaction, the vesting of all Awards granted to Outside Directors shall accelerate and such Awards shall become exercisable (as applicable) in full prior to the consummation of such event at such times and on such conditions as the Committee determines.
     22. ADOPTION AND SHAREHOLDER APPROVAL. This Plan shall be submitted for the approval of the Company’s shareholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board.
     23. TERM OF PLAN. Unless earlier terminated as provided herein, this Plan will become effective on the

Effective Date and will terminate ten (10) years from the date this Plan is adopted by the Board. This Plan and all Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of Delaware.
     24. AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the shareholders of the Company, amend this Plan in any manner that requires such shareholder approval; provided further, that a Participant’s Award shall be governed by the version of this Plan then in effect at the time such Award was granted.
     25. NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the shareholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.
     26. INSIDER TRADING POLICY. Each Participant who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers and/or directors of the Company.
     27. DEFINITIONS. As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:
     “Award” means any award under the Plan, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right, Restricted Stock Unit or award of Performance Shares.
     “Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.
     “Board” means the Board of Directors of the Company.
     “Cause” means (a) the commission of an act of theft, embezzlement, fraud, dishonesty, (b) a breach of fiduciary duty to the Company or a Parent or Subsidiary, or (c) a failure to materially perform the customary duties of Employee’s employment.
     “Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
     “Committee” means the Compensation Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.
     “Company” means Glu Mobile Inc., or any successor corporation.
     “Consultant” means any person, including an advisor or independent contractor, engaged by the Company or a Parent or Subsidiary to render services to such entity.
     “Corporate Transaction” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then-outstanding voting securities; (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.
     “Director” means a member of the Board.
     “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided, however, that except with respect to Awards granted as ISOs, the Committee in its discretion may determine whether a total and permanent disability exists in accordance with non-discriminatory and uniform standards adopted by the Committee from time to time, whether temporary or permanent, partial or total, as determined by the Committee.
     “Effective Date” means the date of the underwritten initial public offering of the Company’s Common Stock pursuant to a registration statement is declared effective by the SEC.
     “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.
     “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
     “Exercise Price” means the price at which a holder of an Option or SAR may purchase the Shares issuable upon exercise of an Option or SAR.
     “Exchange Program” means a program pursuant to which outstanding Awards are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof).
     “Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:
          (a) if such Common Stock is then quoted on the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market (collectively, the “Nasdaq Market”), its closing price on the Nasdaq Market on the date of determination, or if there are no sales for such date, then the last preceding business day on which there were sales, as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable;
          (b) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable;
          (c) if such Common Stock is publicly traded but is neither quoted on the Nasdaq Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable;
          (d) in the case of an Option or SAR made on the Effective Date, the price per share at which shares of the Company’s Common Stock are initially offered for sale to the public by the Company’s underwriters in the initial public offering of the Company’s Common Stock pursuant to a registration statement filed with the SEC under the Securities Act; or
          (e) if none of the foregoing is applicable, by the Board or the Committee in good faith.
     “Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.
     “Option” means an award of an option to purchase Shares pursuant to Section 5.

     “Outside Director” means a Director who is not an Employee of the Company or any Parent or Subsidiary.
     “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
     “Participant” means an Employee, Consultant or Director (including Outside Directors) who receives an Award under this Plan.
     “Performance Factors” means the factors selected by the Committee, which may include, but are not limited to the, the following measures (whether or not in comparison to other peer companies) to determine whether the performance goals established by the Committee and applicable to Awards have been satisfied:
•	Net revenue and/or net revenue growth;

•	Earnings per share and/or earnings per share growth;

•	Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;

•	Operating income and/or operating income growth;

•	Net income and/or net income growth;

•	Total stockholder return and/or total stockholder return growth;

•	Return on equity;

•	Operating cash flow return on income;

•	Adjusted operating cash flow return on income;

•	Economic value added;

•	Individual business objectives; and

•	Company specific operational metrics.
     “Performance Period” means the period of service determined by the Committee, not to exceed five (5) years, during which years of service or performance is to be measured for the Award.
     “Performance Share” means an Award granted pursuant to Section 10 of the Plan.
     “Plan” means this Glu Mobile Inc. 2007 Equity Incentive Plan.
     “Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.
     “Restricted Stock Award” means an award of Shares pursuant to Section 6 of the Plan, or issued pursuant to the early exercise of an Option.
     “Restricted Stock Unit” means an Award granted pursuant to Section 9 of the Plan.
     “SEC” means the United States Securities and Exchange Commission.
     “Securities Act” means the United States Securities Act of 1933, as amended.

     “Shares” means shares of the Company’s Common Stock, as adjusted pursuant to Sections 2 and 21, and any successor security.
     “Stock Appreciation Right” means an Award granted pursuant to Section 8 of the Plan.
     “Stock Bonus” means an Award granted pursuant to Section 7 of the Plan.
     “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
     “Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor or advisor to the Company or a Parent or Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee; provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Parent or Subsidiary of the Company as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).
     “Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of the Company (or any successor thereto).

ANNUAL MEETING OF STOCKHOLDERS OF
GLU MOBILE INC.
June 2, 2011

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page and use the Company Number and Account Number shown on your proxy card.
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.
Vote online/phone until 11:59 EST the day before the meeting.
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice and Proxy Statement and Annual Report on Form 10-K
are available at www.glu.com/investors.
â  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.   â
■ 20230304030000000000  0                                                           060211

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS, “FOR” PROPOSALS 2, 3 AND 5 AND “FOR” A 3 YEAR FREQUENCY (PROPOSAL 4).
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

							FOR	AGAINST	ABSTAIN
1. The election of two Class I directors to serve on our Board of Directors, each to serve until the Company’s annual meeting of stockholders to be held in 2014 and until his successor is elected and qualified, or until his death, resignation or removal.					2.
Approval of an amendment to the Company’s 2007 Equity Incentive Plan to increase the number of shares that we may grant to an eligible participant under the 2007 Equity Incentive Plan during any calendar year.
							☐	☐	☐

		NOMINEES:
☐	FOR ALL NOMINEES	¡ ¡	Hany M. Nada Benjamin T. Smith, IV				FOR	AGAINST	ABSTAIN
☐	WITHHOLD AUTHORITY				3.	An advisory vote on the compensation of Glu’s named executive officers.	☐	☐	☐
	FOR ALL NOMINEES

☐	FOR ALL EXCEPT						1 YEAR	2 YEARS	3 YEARS	ABSTAIN
	(See Instructions below)				4.	An advisory vote regarding the frequency of future stockholder advisory voting on the compensation of Glu’s named executive officers.	☐	☐	☐	☐

							FOR	AGAINST	ABSTAIN
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●					5.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.	☐	☐	☐

					6.	Transaction of such other business as may properly come before the Annual Meeting or before any adjournments or postponements thereof

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
				☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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GLU MOBILE INC.
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 2, 2011
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                The undersigned hereby appoints each of Niccolo M. de Masi and Eric R. Ludwig as a proxy, with full power of substitution, to represent and vote as designated on the reverse side, all of the shares of Common Stock of Glu Mobile Inc. held of record by the undersigned on April 15, 2010, at the Annual Meeting of Stockholders to be held at 45 Fremont Street, San Francisco, California 94105, on June 2, 2011, at 10:00 a.m. Pacific Time, or any adjournment or postponement thereof.
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE SO THAT THE SHARES MAY BE REPRESENTED AT THE MEETING.
Signed but unmarked proxies will be voted FOR each director nominee listed on the proxy card, FOR the approval of the amendment to our 2007 Equity Incentive Plan (the “2007 Plan”), FOR the compensation of our named executive officers, FOR the three-year frequency of future stockholder advisory voting on the compensation of our named executive officers and FOR the ratification of our independent registered public accounting firm for the fiscal year ending December 31, 2011. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting, and at any adjournments or postponements thereof, to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission, and by applicable state laws (including matters that the proxy holders do not know, a reasonable time before this solicitation, are to be presented).
(Continued and to be signed on the reverse side)

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